Ex 10.2



                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT



                             dated as of May 6, 1997



                                      among



                                  GENRAD, INC.,
                             GENRAD EUROPE LIMITED,
                                 GENRAD LIMITED,



                                BANKBOSTON, N.A.
        and the other lending institutions set forth on Schedule 1 hereto



                                       and



                                BANKBOSTON, N.A.,
                                    as Agent

                                TABLE OF CONTENTS
                                -----------------


1.  DEFINITIONS AND RULES OF INTERPRETATION.  .......................................................1
         1.1.  Definitions.  ........................................................................1
         1.2.  Rules of Interpretation.  ............................................................16
2.  THE REVOLVING CREDIT FACILITY.  .................................................................17
         2.1.  Commitment to Lend.  .................................................................17
         2.2.  Commitment Fee.  .....................................................................17
         2.3.  Reduction of Total Commitment.  ......................................................18
         2.4.  The Revolving Credit Notes.  .........................................................18
         2.5.  Interest on Revolving Credit Loans.  .................................................18
         2.6.  Requests for Revolving Credit Loans.  ................................................19
         2.7.  Conversion Options.  .................................................................19
                  2.7.1.  Conversion to Different Type of Revolving Credit Loan.  ...................19
                  2.7.2.  Continuation of Type of Revolving Credit Loan.  ...........................20
                  2.7.3.  Eurocurrency Rate Loans.  .................................................20
         2.8.  Funds for Revolving Credit Loan.  ....................................................21
                  2.8.1.  Funding Procedures.  ......................................................21
                  2.8.2.  Advances by Agent.  .......................................................21
         2.9.  Optional Currencies.  ................................................................22
                  2.9.1.  Request for Optional Currency..............................................22
                  2.9.2.  Exchange Rate.  ...........................................................23
                  2.9.3.  Multiple Denominations.  ..................................................23
                  2.9.4.  Repayment.  ...............................................................23
                  2.9.5.  Funding.  .................................................................24
         2.10.  Change in Borrowing Base.  ..........................................................24
         2.11.  Overdraft Facility...................................................................24
3.  REPAYMENT OF THE REVOLVING CREDIT LOANS.  .......................................................26
         3.1.  Maturity.  ...........................................................................26
         3.2.  Mandatory Repayments of Revolving Credit Loans.  .....................................27
         3.3.  Optional Repayments of Revolving Credit Loans.  ......................................27
4.  LETTERS OF CREDIT.  .............................................................................27
         4.1.  Letter of Credit Commitments..........................................................27
                  4.1.1.  Commitment to Issue Letters of Credit.  ...................................27
                  4.1.2.  Letter of Credit Applications.  ...........................................28
                  4.1.3.  Terms of Letters of Credit.  ..............................................28
                  4.1.4.  Reimbursement Obligations of Banks.  ......................................29
                  4.1.5.  Participations of Banks.  .................................................29
         4.2.  Reimbursement Obligation of the Borrower.  ...........................................29
         4.3.  Letter of Credit Payments.  ..........................................................30
         4.4.  Obligations Absolute.  ...............................................................30
         4.5.  Reliance by Issuer.  .................................................................31
         4.6.  Letter of Credit Fee.  ...............................................................31
5.  CERTAIN GENERAL PROVISIONS.  ....................................................................32
         5.1.  Closing Fee.  ........................................................................32
         5.2.  Agent's Fee.  ........................................................................32


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                                      -ii-


         5.3.  Funds for Payments.  .................................................................33
                  5.3.1.  Payments to Agent.  .......................................................33
                  5.3.2.  No Offset, etc.  ..........................................................33
         5.4.  Computations.  .......................................................................33
         5.5.  Inability to Determine Eurocurrency Rate.  ...........................................34
         5.6.  Illegality.  .........................................................................34
         5.7.  Additional Costs, etc.  ..............................................................35
         5.8.  Capital Adequacy.  ...................................................................36
         5.9.  Certificate.  ........................................................................37
         5.10.  Indemnity.  .........................................................................37
         5.11.  Interest After Default.  ............................................................37
                  5.11.1.  Overdue Amounts.  ........................................................37
                  5.11.2.  Amounts Not Overdue.  ....................................................38
         5.12.  Replacement Bank.  ..................................................................38
         5.13.  Lending Office.  ....................................................................39
6.  GUARANTIES.  ....................................................................................39
         6.1.  Guaranty.  ...........................................................................39
         6.2.  Guaranty Absolute.  ..................................................................39
         6.3.  Effectiveness, Enforcement.  .........................................................41
         6.4.  Waiver.  .............................................................................41
         6.5.  Subordination; Subrogation.  .........................................................41
         6.6.  Payments.  ...........................................................................42
         6.7.  Receipt of Information.  .............................................................42
7.  REPRESENTATIONS AND WARRANTIES.  ................................................................42
         7.1.  Corporate Authority.  ................................................................43
                  7.1.1.  Incorporation; Good Standing.  ............................................43
                  7.1.2.  Authorization.  ...........................................................43
                  7.1.3.  Enforceability.  ..........................................................43
         7.2.  Governmental Approvals.  .............................................................43
         7.3.  Title to Properties; Leases.  ........................................................44
         7.4.  Financial Statements.  ...............................................................44
         7.5.  No Material Changes, etc.  ...........................................................44
         7.6.  Franchises, Patents, Copyrights, etc.  ...............................................45
         7.7.  Litigation.  .........................................................................45
         7.8.  No Materially Adverse Contracts, etc.  ...............................................45
         7.9.  Compliance with Other Instruments, Laws, etc.  .......................................45
         7.10.  Tax Status.  ........................................................................46
         7.11.  No Event of Default.  ...............................................................46
         7.12.  Holding Company and Investment Company Acts.  .......................................46
         7.13.  Absence of Financing Statements, etc.  ..............................................46
         7.14.  Certain Transactions.  ..............................................................46
         7.15.  Employee Benefit Plans.  ............................................................47
                  7.15.1.  In General.  .............................................................47
                  7.15.2.  Terminability of Welfare Plans.  .........................................47
                  7.15.3.  Guaranteed Pension Plans.  ...............................................47
                  7.15.4.  Multiemployer Plans.  ....................................................48
         7.16.  Regulations U and X.  ...............................................................48


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                                      -iii-


         7.17.  Environmental Compliance.  ..........................................................48
         7.18.  Subsidiaries, etc..  ................................................................50
         7.19.  Chief Executive Offices.  ...........................................................50
         7.20.  Fiscal Year.  .......................................................................50
         7.21.  No Amendments to Certain Documents.  ................................................51
         7.22.  Disclosure.  ........................................................................51
         7.23.  No Withholding, Etc.  ...............................................................51
         7.24.  No Filing, Recording Required.  .....................................................51
8.  AFFIRMATIVE COVENANTS OF THE BORROWERS.  ........................................................51
         8.1.  Punctual Payment.  ...................................................................52
         8.2.  Maintenance of Office.  ..............................................................52
         8.3.  Records and Accounts.  ...............................................................52
         8.4.  Financial Statements, Certificates and Information.  .................................52
         8.5.  Notices.  ............................................................................54
                  8.5.1.  Defaults.  ................................................................54
                  8.5.2.  Environmental Events.  ....................................................54
                  8.5.3.  Notice of Litigation and Judgments.  ......................................55
         8.6.  Corporate Existence; Maintenance of Properties.  .....................................55
         8.7.  Insurance.  ..........................................................................56
         8.8.  Taxes.  ..............................................................................56
         8.9.  Inspection of Properties and Books, etc.  ............................................56
                  8.9.1.  General.  .................................................................56
                  8.9.2.  Collateral Reports.  ......................................................56
         8.10.  Compliance with Laws, Contracts, Licenses, and Permits.  ............................57
         8.11.  Employee Benefit Plans.  ............................................................57
         8.12.  Use of Proceeds.  ...................................................................57
         8.13.  Fair Labor Standards Act.  ..........................................................58
         8.14.  Further Assurances.  ................................................................58
9.  CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.  ...................................................58
         9.1.  Restrictions on Indebtedness.  .......................................................58
         9.2.  Restrictions on Liens.  ..............................................................59
         9.3.  Restrictions on Investments.  ........................................................61
         9.4.  Distributions.  ......................................................................62
         9.5.  Merger, Consolidation and Disposition of Assets.  ....................................63
                  9.5.1.  Mergers and Acquisitions.  ................................................63
                  9.5.2.  Disposition of Assets.  ...................................................63
         9.6.  Sale and Leaseback.  .................................................................63
         9.7.  Compliance with Environmental Laws.  .................................................64
         9.8.  Employee Benefit Plans.  .............................................................64
         9.9.  Fiscal Year.  ........................................................................64
         9.10.  Negative Pledges.  ..................................................................65
         9.11.  Transaction with Affiliates.  .......................................................65
         9.12.  Upstream Limitations.  ..............................................................65
         9.13.  Inconsistent Agreements.  ...........................................................65
10.  FINANCIAL COVENANTS OF THE COMPANY.  ...........................................................65
         10.1.  Leverage Ratio.  ....................................................................66
         10.2.  Profitable Operations.  .............................................................66


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                                      -iv-


         10.3.  Capital Expenditures.  ..............................................................66
         10.4.  Debt Service.  ......................................................................66
         10.5.  Current Ratio.  .....................................................................66
11.  CLOSING CONDITIONS.  ...........................................................................66
         11.1.  Loan Documents.  ....................................................................66
         11.2.  Certified Copies of Charter Documents.  .............................................66
         11.3.  Corporate Action.  ..................................................................67
         11.4.  Incumbency Certificate.  ............................................................67
         11.5.  UCC Search Results.  ................................................................67
         11.6.  Certificates of Insurance.  .........................................................67
         11.7.  Borrowing Base Report.  .............................................................67
         11.8.  Accounts Receivable Aging Report.  ..................................................67
         11.9.  Solvency Certificate.  ..............................................................68
         11.10.  Opinion of Counsel.  ...............................................................68
         11.11.  Payment of Fees.  ..................................................................68
12.  CONDITIONS TO ALL BORROWINGS.  .................................................................68
         12.1.  Representations True; No Event of Default.  .........................................68
         12.2.  No Legal Impediment.  ...............................................................69
         12.3.  Governmental Regulation.  ...........................................................69
         12.4.  Proceedings and Documents.  .........................................................69
         12.5.  Borrowing Base Report.  .............................................................69
13.  EVENTS OF DEFAULT; ACCELERATION; ETC.  .........................................................69
         13.1.  Events of Default and Acceleration.  ................................................69
         13.2.  Termination of Commitments.  ........................................................73
         13.3.  Remedies.  ..........................................................................73
         13.4.  Exchange Rate.  .....................................................................73
14.  SETOFF.  .......................................................................................74
15.  THE AGENT.  ....................................................................................75
         15.1.  Authorization.  .....................................................................75
         15.2.  Employees and Agents.  ..............................................................76
         15.3.  No Liability.  ......................................................................76
         15.4.  No Representations.  ................................................................76
         15.5.  Payments.  ..........................................................................77
                  15.5.1.  Payments to Agent.  ......................................................77
                  15.5.2.  Distribution by Agent.  ..................................................77
                  15.5.3.  Delinquent Banks.  .......................................................77
         15.6.  Holders of Revolving Credit  Notes.  ................................................78
         15.7.  Indemnity.  .........................................................................78
         15.8.  Agent as Bank.  .....................................................................78
         15.9.  Resignation.  .......................................................................78
         15.10.  Notification of Defaults and Events of Default.  ...................................79
16.  EXPENSES.  .....................................................................................79
17.  INDEMNIFICATION.  ..............................................................................80
18.  SURVIVAL OF COVENANTS, ETC.  ...................................................................80
19.  ASSIGNMENT AND PARTICIPATION.  .................................................................81
         19.1.  Conditions to Assignment by Banks.  .................................................81


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                                       -v-


         19.2.  Certain Representations and Warranties; Limitations; Covenants.  ....................81
         19.3.  Register.  ..........................................................................83
         19.4.  New Revolving Credit  Notes.  .......................................................83
         19.5.  Participations.  ....................................................................83
         19.6.  Disclosure.  ........................................................................84
         19.7.  Assignee or Participant Affiliated with the Borrower.  ..............................84
         19.8.  Miscellaneous Assignment Provisions.  ...............................................85
         19.9.  Assignment by Borrower.  ............................................................85
20.  NOTICES, ETC.  .................................................................................85
21.  GOVERNING LAW.  ................................................................................86
22.  HEADINGS.  .....................................................................................86
23.  COUNTERPARTS.  .................................................................................86
24.  ENTIRE AGREEMENT, ETC.  ........................................................................87
25.  WAIVER OF JURY TRIAL.  .........................................................................87
26.  CONSENTS, AMENDMENTS, WAIVERS, ETC.  ...........................................................87
27.  SEVERABILITY.  .................................................................................88
28.  TRANSITIONAL ARRANGEMENTS.  ....................................................................88
         28.1.  Original Credit Agreement Superseded.  ..............................................88
         28.2.  Return and Cancellation of Notes.  ..................................................88
         28.3.  Interest and Fees Under Superseded Agreement.  ......................................88


                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                 -----------------------------------------------

         This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of May 6, 1997, by and among (a) GENRAD, INC. (the "Company"), a Massachusetts corporation having its principal place of business at 300 Baker Avenue, Concord, Massachusetts 01742, (b) GENRAD EUROPE LIMITED ("Genrad Europe"), a corporation organized under the laws of the United Kingdom and having its principal place of business at __________________, (c) GENRAD LIMITED ("Genrad Ltd."), a corporation organized under the laws of the United Kingdom and having its principal place of business at _____________, (d) BANKBOSTON, N.A. (f/k/a The First National Bank of Boston), a national banking association, and the other lending institutions listed on Schedule 1 hereto and (g) BANKBOSTON, N.A. as agent for itself and such other lending institutions.

         WHEREAS, pursuant to the Revolving Credit Agreement dated as of November 5, 1996 (as amended and in effect from time to time, the "Original Credit Agreement"), by and among the Company, certain of the Banks (as hereinafter defined) and the Agent (as hereinafter defined), the Banks party thereto made loans and other extensions of credit to the Company for working capital and general corporate purposes; and

         WHEREAS, the Company has requested, among other things, to amend and restate the Original Credit Agreement and to provide additional financing to refinance existing Indebtedness (as hereinafter defined) and for general corporate and working capital purposes, and the Banks are willing to provide such additional financing on the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrowers, the Banks and the Agent agree that on the Closing Date the Original Credit Agreement is hereby amended and restated in its entirety as set forth herein and shall remain in full force and effect only as set forth herein.

                   1. DEFINITIONS AND RULES OF INTERPRETATION.
                   -------------------------------------------

         1.1. Definitions. The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Credit Agreement referred to below:

         Accounts Receivable. All rights of the Company or any of its Subsidiaries to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Company or any of its Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with generally accepted accounting principles.

         Adjustment Date. The first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Company pursuant to ss.8.4(d).

         Affected Bank.  See ss.5.10.

         Affiliate. Any Person that would be considered to be an affiliate of any Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if such Borrower were issuing securities.

         Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

         Agent.  BankBoston, N.A.,  acting as agent for the Banks.

         Agent's Special Counsel. Bingham, Dana & Gould LLP or such other counsel as may be approved by the Agent.

         Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Company's Leverage Ratio, as determined for the fiscal period of the Company and its Subsidiaries ending immediately prior to the applicable Rate Adjustment Period.


================================================================================================

                                  Dollar      Sterling                   Letter of
Tier   Leverage Ratio            Base Rate    Base Rate    Eurocurrency  Credit Fees   Commitment
                                   Loans        Loans       Rate Loans    (in basis       Fees
                                 (in basis    (in basis     (in basis        pts)      (in basis
                                   pts)         pts)           pts)                       pts)
================================================================================================

5      Greater than or equal         0         175.00       175.00        175.00         62.50
       to 1.75:1.00
================================================================================================
4      Less than 1.75:1.00 but
       greater than or equal
       to 1.50:100                   0         162.50       162.50        162.50         50.00
================================================================================================
3
       Less than 1.50:1.00 but
       greater than or equal         0         150.00       150.00        150.00         50.00
       to 1.25:1.00
================================================================================================

2      Less than 1.25:1.00 but       0         137.50       137.50        137.50         37.50
       greater than or equal
       to 1.00:1.00
================================================================================================
1
       Less than 1.00:1.00           0         125.00       125.00        125.00         25.00

================================================================================================


         Notwithstanding the foregoing, (a) for Revolving Credit Loans outstanding, the Overdraft Facility, Letter of Credit Fees and the commitment fee payable during the period commencing on the Closing Date through the date immediately preceding the first Adjustment Date to occur after the fiscal quarter ending June 30, 1997, the Applicable Margin shall be Tier 3, and (b) if the Company fails to deliver any Compliance Certificate pursuant to ss.8.4(d) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

         Assignment and Acceptance.  See ss.19.1.

         Balance Sheet Date.  December 31, 1996.

         Banks. BKB and the other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to ss.19.

         Base Rate. The higher of (a) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

         Base Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Base Rate.

         BKB. BankBoston, N.A., a national banking association, in its individual capacity.

         Borrower. The Company or any Borrowing Subsidiary, and "Borrowers" shall mean the Company and each Borrowing Subsidiary.

         Borrowing Base. At the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report delivered to the Banks and the Agent pursuant to ss.8.4(h), which is equal to the sum of (a) eighty-five percent (85%) of Eligible Accounts Receivable for which invoices have been issued and are payable, plus (b) fifty percent (50%) of Eligible Inventory.

         Borrowing Base Report. A Borrowing Base Report signed by the chief financial officer or other financial officer of the Company and in substantially the form of Exhibit A hereto.

         Borrowing Subsidiary. Each of Genrad Europe and Genrad Ltd.

         Business Day. Any day on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in addition, (a) if Eurocurrency Rate Loans are involved, a day on which dealings in Dollars and the relevant Optional Currency and exchange can be carried on in the relevant Eurocurrency Interbank Market and Dollar settlements of such dealings may be effected, in New York, New York, and (b) if any Optional Currency is involved, a day on which dealings in Dollars and the relevant Optional Currency and exchange can be carried on in the principal financial center of the country in which such currency is legal tender.

         Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

         Capital Expenditures. Amounts paid or indebtedness incurred by the Company or any of its Subsidiaries in connection with the purchase or lease by the Company or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

         Capitalized Leases. Leases under which the Company or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         CERCLA. See ss.7.17.

         Closing Date. The first date on which the conditions set forth in ss.12 have been satisfied and any Revolving Credit Loans are to be made or any Letter of Credit is to be issued hereunder.

         Collateral Instrument. Letters of credit, guarantees, indemnities and performance bonds in form and substance satisfactory to the Overdraft Bank issued or to be issued by the Overdraft Bank to or for the account of either Genrad Europe or Genrad Ltd.
pursuant to ss.2.

         Code. The Internal Revenue Code of 1986.

         Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the respective accounts of, any Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

         Commitment Fee Rate. The applicable rate per annum set forth in the chart contained in the definition of Applicable Margin under the heading "Commitment Fee".

         Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

         Company.  As defined in the preamble hereto.

         Compliance Certificate.  See ss.8.4(d) hereof.

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Company and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

         Consolidated Current Assets. All assets of the Company and its Subsidiaries on a consolidated basis that, in accordance with generally accepted accounting principles, are properly classified as current assets.

         Consolidated Current Liabilities. All liabilities of the Company and its Subsidiaries on a consolidated basis maturing on demand or within one (1) year from the date as of which Consolidated Current Liabilities are to be determined, and such other liabilities as may properly be classified as current liabilities in accordance with generally accepted accounting principles and including all outstanding Revolving Credit Loans and the Maximum Drawing Amount of all issued Letters of Credit, whether or not so classified.

         Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of the Company and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles.

         Consolidated Recurring Operating Income. For any period, an amount equal to (a) the Company's consolidated operating income (as such term is defined in the Company's annual report) for such period less (b) nonrecurring charges or credits for such period.

         Consolidated Tangible Net Worth. The excess of Consolidated Total Assets over Consolidated Total Liabilities, and less the sum of:

                  (a) the total book value of all assets of the Company and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

                  (b) all amounts representing any write-up in the book value of any assets of the Company or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date; plus

                  (c) to the extent otherwise includable in the computation of Consolidated Tangible Net Worth, any subscriptions receivable.

         Consolidated Total Assets. All assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by the Company and its Subsidiaries during such period on all Indebtedness of the Company and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

         Consolidated Total Liabilities. All liabilities of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of the Company and its Subsidiaries whether or not so classified.

         Conversion Request. A notice given by any Borrower to the Agent of such Borrower's election to convert or continue a Revolving Credit Loan in accordance with ss.2.7.

         Counter Indemnities. Any indemnity or counter indemnity from Genrad Europe or Genrad Ltd., as the case may be, in favor of the Overdraft Bank with respect to any Collateral Instrument issued to or for the account of either Genrad Europe or Genrad Ltd., in the standard form of indemnity or counter indemnity used by the Overdraft Bank or in such other form and substance as may be satisfactory to the Overdraft Bank and including (without limitation) any letter of credit application incorporating indemnification language satisfactory to the Overdraft Bank.

         Credit Agreement. This Amended and Restated Revolving Credit Agreement, including the Schedules and Exhibits hereto.

         Default.  See ss.13.1.

         Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of any Borrower, other than dividends payable solely in shares of common stock of such Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of any Borrower, directly or indirectly through a Subsidiary of such Borrower or otherwise; the return of capital by any Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of such Borrower.

         Dollars or $. Dollars in lawful currency of the United States of America.

         Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

         Domestic Subsidiary. Any Subsidiary of any Borrower which conducts substantially all of its business in the United States of America and that is organized under the laws of the United States of America and the States (or the District of Columbia) thereof.

         Drawdown Date. The date on which any Revolving Credit Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accorance with ss.2.7.

         EBITDA. With respect to any fiscal period, an amount equal to the sum of (a) Consolidated Recurring Operating Income of the Company for such period, plus (b) to the extent deducted in the calculation of the Company's Consolidated Recurring Operating Income and without duplication, depreciation and amortization for such period, all as determined in accordance with generally accepted accounting principles.

         Eligible Accounts Receivable. The aggregate of the unpaid portions of Accounts Receivable of the Company or any of its Domestic Subsidiaries, the United Kingdom branch of Genrad Europe and Genrad Ltd. (but excluding from Accounts Receivable any Genrad Ltd. service contracts with automotive dealers), each (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable) (a) that the Company or such Subsidiary reasonably and in good faith determines to be collectible; (b) that are with account debtors that (i) are not Affiliates of any Borrower, (ii) purchased the goods or services giving rise to the relevant Account Receivable in an arm's length transaction, (iii) are not insolvent or involved in any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction and (iv) are, in the Majority Banks' reasonable judgment, creditworthy; (c) that are in payment of obligations that have been fully performed and are not subject to dispute or any other similar claims that would reduce the cash amount payable therefor; (d) that are not subject to any pledge, restriction, security interest or other lien or encumbrance other than those created by the Loan Documents; (e) that are not outstanding for more than ninety (90) days past the earlier to occur of (i) the date of the respective invoices therefor and (ii) the date of shipment thereof in the case of goods or the end of the calendar month following the provision thereof in the case of services; (f) that are not due from an account debtor located in Minnesota or New Jersey unless the Company or such Subsidiary (i) has received a certificate of authority to do business and is in good standing in such state or (ii) has filed a notice of business activities report with the appropriate office or agency of such state for the current year;
(g) other than Accounts Receivables relating to services rendered by the Company or its Subsidiaries to IBM, Compaq Computers, Ford, Siemens, Alcatel, SCI, Lucent Technology, BMW, Saab, Jaguar, Tokyo Electron and Solectron (provided, as to Solectron, subject to the Agent's approval of satisfactory credit information on such account debtor), that are not due from any single account debtor if more than fifteen percent (15%) of the aggregate amount of all Accounts Receivable owing from such account debtor would otherwise not be Eligible Accounts Receivable; (h) that are payable in Dollars or Pounds Sterling; (i) other than the entitites specified by name in clause (g) above, that are not payable from an office outside of the United States or the United Kingdom; and (j) that are not secured by a letter of credit unless the Agent has a prior, perfected security interest in such letter of credit.

         Eligible Assignee. Any of (a) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

         Eligible Inventory. With respect to the Company or any of its Domestic Subsidiaries, finished goods inventory owned by the Company or such Domestic Subsidiary or owned by either Genrad Europe or Genrad Ltd, but only to the extent such inventory, when sold, would generate an Account Receivable of Genrad Europe or Genrad Ltd., as the case may be, which would be an Eligible Account Receiveable; provided that Eligible Inventory shall not include any inventory (a) held on consignment, or not otherwise owned by the Company or such Domestic Subsidiary, or of a type no longer sold by the Company or such Domestic Subsidiary, (b) which has been returned by a customer or is damaged or subject to any legal encumbrance other than Permitted Liens, (c) which is not in the possession of the Company or such Domestic Subsidiary unless the Agent has received a waiver from the party in possession of such inventory in form and substance satisfactory to the Agent; (d) which is held by the Company or such Domestic Subsidiary on property leased by the Company or such Domestic Subsidiary, unless the Agent has received a waiver from the lessor of such leased property and, if any, sublessor thereof in form and substance satisfactory to the Agent; (e) which has been shipped to a customer of the Company or such Domestic Subsidiary regardless of whether such shipment is on a consignment basis; (f) which is not located within the United States of America [or the United Kingdom], or (g) which the Majority Banks reasonably deem to be obsolete or not marketable.

         Employee Benefit Plan. Any employee benefit plan within the meaning of ss.3(3) of ERISA maintained of contributed to by any Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

         Environmental Laws.  See ss.7.17(a).

         ERISA.  The Employee Retirement Income Security Act of 1974.

         ERISA Affiliate. Any Person which is treated as a single employer with any Borrower under ss.414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of ss.4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         Eurocurrency Interbank Market. Any lawful recognized market in which deposits of Dollars and the relevant Optional Currencies are offered by international banking units of United States banking institutions and by foreign banking institutions to each other and in which foreign currency and exchange operations or eurocurrency funding operations are customarily conducted.

         Eurocurrency Lending Office. Initially, the office of each Bank designated as such on Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurocurrency Rate Loans.

         Eurocurrency Offered Rate. With respect to the Interest Period of any Eurocurrency Rate Advance, the annual rate of interest determined by the Agent at or about 10:00 A.M. (in the jurisdiction in which the Eurocurrency Rate Loan is requested) (or as soon thereafter as practicable) two (2) Business Days preceding the first day of such Interest Period, as being the average of the rates of interest per annum at which deposits in the currency of such Eurocurrency

Rate Loan are offered to the lending office of the Reference Bank by prime banks in the Eurocurrency Interbank Market selected by the Reference Bank in its sole discretion acting in good faith for such Interest Period, at the time of the determination and in accordance with the usual practice in such market, for delivery on the first day of such Interest Period in immediately available funds and having a maturity equal to such Interest Period and for the number of days comprised therein, in an amount equal (as nearly as may be) to such Reference Bank's Commitment Percentage of such Eurocurrency Rate Loan.

         Eurocurrency Rate. With respect to all Eurocurrency Rate Amounts for any Interest Period, the annual rate of interest, rounded to the nearest 1/100 of one percent, determined by the Agent for such Interest Period in accordance with the following formula:

                            Eurocurrency Offered Rate
                            -------------------------
                Eurocurrency Rate = 1 - Eurocurrency Reserve Rate

         Eurocurrency Rate Advance. Revolving Credit Loans denominated in Dollars or in an Optional Currency bearing interest calculated by reference to the Eurocurrency Rate.

         Eurocurrency Rate Amounts. Any portion of the principal amount of the Revolving Credit Loans denominated in Dollars or in an Optional Currency, on which any Borrower has elected pursuant to ss.2.6 or 2.7 hereof to pay interest based on the Eurocurrency Rate.

         Eurocurrency Reserve Rate. For any day with respect to a Eurocurrency Rate Loan, the maximum rate (expressed as a decimal) at which the Agent would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         Event of Default.  See ss.13.1.

         Fee Letter. The fee letter dated as of the Closing Date between the Company and the Agent.

         Foreign Subsidiaries. Any Subsidiary that conducts substantially all of its business in countries other than the United States of America and that is organized under the laws of a jurisdiction other than the United States of America and the states thereof.

         generally accepted accounting principles. (a) When used in ss.10, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of the Company reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Company adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Guarantors. Each of the Domestic Subsidiaries other than GenRad Securities Corporation until such time as the Company elects to make such Subsidiary a Guarantor hereunder.

         Guaranty. That certain Amended and Restated Guaranty dated on or prior to the Closing Date from each Guarantor in favor of the Agent and the Banks and in form and substance satisfactory to the Agent and the Banks.

         Hazardous Substances.  See ss.7.17(b).

         Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

         Interest Payment Date. (a) As to any Base Rate Loan, the last day of the month which includes the Drawdown Date thereof; and (b) as to any Eurocurrency Rate Loan in respect of which the Interest Period is (i) three (3) months or less, the last day of such Interest Period and (ii) more than three
(3) months, the date that is three (3) months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

         Interest Period. With respect to each Revolving Credit Loan, (a) initially, the period commencing on the Drawdown Date of such Revolving Credit Loan and ending on the last day of one of the periods set forth below, as selected by the relevant Borrower in a Loan Request (i) for any Base Rate Loan, the last day of the fiscal quarter; and (ii) for any Eurocurrency Rate Loan, 1, 2, 3 or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan and ending on the last day of one of the periods set forth above, as selected by such Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (a) if any Interest Period with respect to a Eurocurrency Rate Loan would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                  (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                  (c) if such Borrower shall fail to give notice as provided in ss.2.7, (i) for Revolving Credit Loans denominated in Dollars, such Borrower shall be deemed to have requested a conversion of the affected Eurocurrency Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto and (ii) for Revolving Credit Loans denominated in any Optional Currency, such Borrower shall repay such Revolving Credit Loan on the last day of the then current Interest Period with respect thereto;

                  (d) any Interest Period relating to any Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (e) any Interest Period relating to any Eurocurrency Rate Loan that would otherwise extend beyond the Revolving Credit Loan Maturity Date shall end on the Revolving Credit Loan Maturity Date.

         Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         Letter of Credit.  See ss.4.1.1.

         Letter of Credit Application.  See ss.4.1.1.

         Letter of Credit Participation.  See ss.4.1.4.

         Leverage Ratio. As at the end of any fiscal quarter, the ratio of (a) Total Funded Indebtedness of the Company and its Subsidiaries outstanding on such date to (b) the EBITDA of the Company and its Subsidiaries for the period of four (4) consecutive fiscal quarters (treated as a single accounting period) ending on such date.

         Loan Documents. This Credit Agreement, the Revolving Credit Notes, the Letter of Credit Applications, the Letters of Credit, the Fee Letter and the Guaranty.

         Loan Request. See ss.2.6.

         Majority Banks. As of any date, the Banks holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding principal amount of the Revolving Credit Notes on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitutes at least sixty-six and two-thirds percent (66 2/3%) of the Total Commitment.

         Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

         Maximum Overdraft Amount. The Dollar equivalent of (pound)2,000,000, as the same may be reduced from time to time; or if the Overdraft Facility is terminated pursuant to the provisions hereof, zero.

         Multiemployer Plan. Any multiemployer plan within the meaning of ss.3(37) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate.

         Non-Affected Banks. As at any date of determination, those Banks which are not Affected Banks.

         Obligations. All indebtedness, obligations and liabilities of any of the Company and its Subsidiaries to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Revolving Credit Notes, Letter of Credit Application, Letter of Credit or other instruments at any time evidencing any thereof.

         OC Notice.  See ss.2.9.1 hereof.

         Optional Currency. Any currency other than Dollars which is freely convertible into Dollars and which is traded on any recognized Eurocurrency Interbank Market selected by the Agent in good faith.

         outstanding. With respect to the Revolving Credit Loans, the aggregate unpaid principal thereof as of any date of determination.

         Overdraft Bank. BKB, acting through its London branch.

         Overdraft Facility. See ss.2.11.

         PBGC. The Pension Benefit Guaranty Corporation created by ss.4002 of ERISA and any successor entity or entities having similar responsibilities.

         Permitted Liens. Liens, security interests and other encumbrances permitted by ss.19.2.

         Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Rate Adjustment Period. See the definition of "Applicable Margin".

         Rate of Exchange. See ss.2.9.2 hereof.

         Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Company or any of its Subsidiaries.

         Record. The grid attached to a Revolving Credit Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Revolving Credit Loan referred to in such Revolving Credit Note.

         Reference Bank. The First National Bank of Boston.

         Reimbursement Obligation. Any Borrower's obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in ss.4.2.

         Revolving Credit Loan Maturity Date.  [December 31, 1998].

         Revolving Credit Loans. Revolving credit loans made or to be made by the Banks to any Borrower pursuant to ss.2 and advances made on the Overdraft Facility pursuant to ss.2.

         Revolving Credit Notes.  See ss.2.4.

         Sterling or (pound). Pounds Sterling in lawful currency of the United Kingdom.

         Sterling Base Rate. The annual rate of interest announced from time to time by the Agent at its London branch as its "base rate" for loans denominated in Sterling.

         Sterling Base Rate Loans. Overdraft Facility advances bearing interest calculated by reference to the Sterling Base Rate.

         Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

         Total Funded Indebtedness. All Indebtedness of the Company and its Subsidiaries for borrowed money, purchase money Indebtedness and with respect to Capitalized Leases, determined on a consolidated basis in accordance with generally accepted accounting principles.

         Type. As to any Revolving Credit Loan, its nature as a Base Rate Loan or a Eurocurrency Rate Loan.

         Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International

Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which any Borrower does not reimburse the Agent and the Banks on the date specified in, and in accordance with, ss.4.2.

         Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         1.2.  Rules of Interpretation.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

                  (h) Reference to a particular "ss." refers to that section of this Credit Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                        2. THE REVOLVING CREDIT FACILITY.
                        ---------------------------------

         2.1. Commitment to Lend. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to any Borrower and any Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Loan Maturity Date upon notice by such Borrower to the Agent given in accordance with ss.2.6, such sums, in Dollars and/or at any Borrower's option from time to time, subject to ss.2.9 hereof, in an Optional Currency, as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount, all Unpaid Reimbursement Obligations and the Maximum Overdraft Amount, provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Overdraft Amount, plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the lesser of (a) the Total Commitment and (b) the Borrowing Base. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Revolving Credit Loan and each utilization of the Overdraft Facility hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in ss.11 and ss.12, in the case of the initial Revolving Credit Loans to be made, and the utilizations of the Overdraft Facility, on the Closing Date, and ss.12, in the case of all other Revolving Credit Loans and utilizations of the Overdraft Facility, have been satisfied on the date of such request. Each Base Rate Loan shall be donominated in Dollars, and each Eurocurrency Rate Loan shall be denominated in Dollars or, subject to ss.2.9 hereof, in an Optional Currency.

         2.2. Commitment Fee. The Company agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the rate of the Commitment Fee Rate per annum on the average daily amount during each calendar quarter or portion thereof from the date hereof to the Revolving Credit Loan Maturity Date by which the Total Commitment minus the sum of (i) the Maximum Drawing Amount and (ii) all Unpaid Reimbursement Obligations and (iii) the Total Overdraft Usage exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Commitments shall terminate.

         2.3. Reduction of Total Commitment. The Company shall have the right at any time and from time to time upon two (2) Business Days prior written notice to the Agent to reduce by $500,000 or an integral multiple thereof or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Company delivered pursuant to this ss.2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Company shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

         2.4. The Revolving Credit Notes. The Revolving Credit Loans shall be evidenced by separate amended and restated promissory notes of each of the Borrowers in substantially the form of Exhibit B hereto (each a "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. Each Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Record shall not limit or otherwise affect the obligations of the applicable Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

         2.5. Interest on Revolving Credit Loans. Except as otherwise provided in ss.5.11,

         (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the Base Rate plus the Applicable Margin.

         (b) Each Eurocurrency Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Margin.

         (c) Each of the Borrowers promises to pay interest on each Revolving Credit Loan made to such Borrower in arrears on each Interest Payment Date with respect thereto. Interest on the Revolving Credit Loans calculated by reference to the Base Rate shall be payable in Dollars, and interest on the Revolving Credit Loans calculated by reference to the Eurocurrency Rate shall be payable in Dollars or in the applicable Optional Currency in which the underlying Revolving Credit Loan was made, as the case may be.

         2.6. Requests for Revolving Credit Loans. The Borrower requesting any Revolving Credit Loan shall give to the Agent, at the Agent's Head Office, written notice in the form of Exhibit C hereto (or telephonic notice confirmed in a writing in the form of Exhibit C hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no later than (a) 10:30 a.m. (Boston time) on the proposed Drawdown Date of any Base Rate Loan and (b) two (2) Business Days prior to the proposed Drawdown Date of any Eurocurrency Rate Loan provided that any such notice requesting an Optional Currency must comply with the requirements of this ss.2.6 and the requirements of an OC Notice pursuant to ss.2.9.1. Each such notice shall specify (a) the principal amount of the Revolving Credit Loan requested, stated in either Dollars, or, subject to ss.2.9 hereof, in an Optional Currency, (b) the proposed Drawdown Date of such Revolving Credit Loan, (c) the Interest Period for such Revolving Credit Loan,
(d) the Type of such Revolving Credit Loan and (e) the Borrower's account to which payment of the proceeds of such Revolving Credit Loan is to be made. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request for a Eurocurrency Rate Loan shall be in a minimum aggregate amount of $500,000 or an integral multiple thereof, and each Loan Request for a Base Rate Loan shall be in a minimum aggregate amount of $50,000 or an integral multiple thereof.

         2.7. Conversion Options.

                  2.7.1. Conversion to Different Type of Revolving Credit Loan. Any Borrower may elect from time to time to convert any outstanding Revolving Credit Loan denominated in Dollars to a Revolving Credit Loan of another Type denominated in Dollars, provided that (a) with respect to any such conversion of a Eurocurrency Rate Loan to a Base Rate Loan, such Borrower shall give the Agent at least one (1) Business Day prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurocurrency Rate Loan, such Borrower shall give the Agent at least three (3) Business Days prior written notice of such election; (c) with respect to any such conversion of a Eurocurrency Rate Loan into a Revolving Credit Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto and (d) no Base Rate Loan may be converted into a Eurocurrency Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurocurrency Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans denominated in Dollars of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurocurrency Rate Loan shall be irrevocable by the applicable Borrower.

                  2.7.2. Continuation of Type of Revolving Credit Loan. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the applicable Borrower with the notice provisions contained in ss.2.7.1; provided that (a) as to Eurocurrency Rate Loans denominated in Dollars, no such Eurocurrency Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Parent's account have actual knowledge; and (b) as to Eurocurrency Rate Loans denominated in Optional Currency, no such Eurocurrency Rate Loan may be continued as such when any Default or Event of Default has occurred or is continuing or the provisions of ss.2.9 hereof have not or cannot be met at the time of such continuation, but shall be repaid by the applicable Borrower on the last day of the Interest Period relating thereto. In the event that a Borrower fails to provide any such notice with respect to the continuation of any Eurocurrency Rate Loan as such, then (a) as to Eurocurrency Rate Loans denominated in Dollars, such Eurocurrency Rate Loans shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto, and
         (b) as to Eurocurrency Rate Advances denominated in an Optional Currency, shall be repaid on the last day of the Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this ss.2.7 is scheduled to occur.

                  2.7.3. Eurocurrency Rate Loans. Any conversion to or from Eurocurrency Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurocurrency Rate Loans having the same Interest Period shall not be less than $500,000 or a whole multiple of $10,000 in excess thereof (or, in the case of Eurocurrency Rate Loans denominated in an Optional Currency, that whole number which is nearest to the Dollar equivalent of $500,000 or $10,000, as the case may be, rounded to the nearest one thousandth). In no event shall the Borrowers have more than ten (10) Eurocurrency Rate Loans outstanding at any one time.

         2.8. Funds for Revolving Credit Loan.

                  2.8.1. Funding Procedures. Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by ss.ss.11 and 12 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Revolving Credit Loans.

                  2.8.2. Advances by Agent. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times
         (b) the amount of such Bank's Commitment Percentage of such Revolving Credit Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date. In the event any Bank fails to make such Bank's Commitment Percentage of such Revolving Credit Loans available to the Agent within one (1) Business Day following the Drawdown Date, the Agent shall provide to the Borrower written notice of such failure, provided, a failure by the Agent to so provide such notice shall not affect the Agent's rights under this ss.2.8.2.

         2.9.  Optional Currencies.

                  2.9.1. Request for Optional Currency. Subject to the limitations set forth in ss.2.1.1, any Borrower may, upon at least three (3) Business Days' notice to the Agent (an "OC Notice"), request that one or more Revolving Credit Loans be made as Eurocurrency Rate Loans in an Optional Currency, provided that any Revolving Credit Loan proposed to be made under this ss.2.9.1 shall be in an amount not less than $50,000, or a greater amount which is an integral multiple of $10,000, or the equivalent in an Optional Currency. Each OC Notice requesting a Revolving Credit Loan in an Optional Currency shall be by telephone, telex, telecopy or cable (in each case confirmed in writing by the requesting Borrower), specifying (a) the Revolving Credit Loan to be made, (b) the requested date of the proposed borrowing, (c) the requested currency in which the Revolving Credit Loan is to be made,
         (d) the initial Interest Period for the Revolving Credit Loan to be borrowed, and (e) such Borrower's account with the Agent, or, in the case of an Optional Currency which is the legal tender of a country in which the Agent has no office, with another depository specified by such Borrower in such country, to which payment of the proceeds of such Revolving Credit Loan is to be made. If any Bank, on or prior to the second Business Day preceding the first day of any Interest Period for which an OC Notice has been delivered requesting a Revolving Credit Loan in an Optional Currency or on any funding date, determines (which determination shall be conclusive) that the Optional Currency is not freely transferable and convertible into Dollars or that it will be impracticable for such Bank to fund the Revolving Credit Loan in such Optional Currency, then such Bank shall so notify Agent, which notification shall be given immediately by the Agent to the Borrower, and such Bank's portion of the requested Revolving Credit Loan shall, notwithstanding any contrary election by such Borrower or any other provisions hereof, be denominated in Dollars as a Base Rate Loan unless the Borrower, one Business Day prior to the commencement of the Interest Period and pursuant to the terms of ss.2.6 hereof elects to have such Revolving Credit Loan denominated in Dollars as a Eurocurrency Rate Loan. In the event that such Borrower repays such portion of a Revolving Credit Loan denominated in Dollars as a Base Rate Loan or a Eurocurrency Rate Loan, as the case may be, in accordance with ss.3.3 hereof and such repayment results in Revolving Credit Loans outstanding that are not pro rata in accordance with the Commitment Percentages, then all subsequent principal repayments denominated in the Optional Currency which the applicable Bank did not advance shall be made by the Borrower to the Agent for the respective accounts of such Banks other than such Bank on a pro rata basis until such time as the Revolving Credit Loans are outstanding on a pro rata basis. Subject to the foregoing and to the satisfaction of the terms and conditions of ss.ss.11 and 12, each Revolving Credit Loan requested to be made in an Optional Currency will be made on the date specified therefor in the OC Notice, in the currency requested in the OC Notice and, upon being so made, will have the Interest Period requested in the OC Notice.

                  2.9.2. Exchange Rate. For purposes of this Credit Agreement the amount in one currency which shall be equivalent on any particular date to a specified amount in another currency shall be that amount (as conclusively ascertained by the Agent by its normal banking practices, absent manifest error) in the first currency which is or could be purchased by the Agent (in accordance with normal banking practices) with such specified amount in the second currency in any recognized Eurocurrency Interbank Market selected by the Agent in good faith for delivery on such date at the spot rate of exchange prevailing at 10:00 A.M. (Boston time) (or as soon thereafter as practicable) on such date (such amount described in this ss.2.9.2, the "Rate of Exchange").

                  2.9.3. Multiple Denominations. In the event that any portion of the funds available under the terms of this Credit Agreement is denominated in one or more Optional Currencies, the Dollar equivalent of such portion of the funds shall be calculated pursuant to ss.2.9.2 above. The amount so determined shall then be added to the amount already outstanding in Dollars for the purpose of determining the remaining availability of funds under ss.2.1 and ss.2.9.1 hereof and any required repayments under the following ss.2.9.4.

                  2.9.4. Repayment. If at any time prior to the Revolving Credit Loan Maturity Date, the Dollar equivalent of the aggregate principal amount outstanding of all Revolving Credit Loans Loans, Unpaid Reimbursement Obligations and the Maximum Drawing Amount hereunder shall exceed the Total Commitment as a result of fluctuations in respective conversion rates, the Borrowers shall pay or cause to be paid immediately, upon demand made by the Agent, such amounts as are sufficient to eliminate such excess and to reduce the aggregate principal amount outstanding to the Dollar equivalent of the Total Commitment. In the event there are any Revolving Credit Loans outstanding which are denominated in an Optional Currency, the Agent shall provide the Banks and the Borrowers with calculations on the last day of each calendar month that such Loans are outstanding as to the Dollar Equivalents of such Loans.

                  2.9.5. Funding. Each Bank may make any Eurocurrency Rate Loan denominated in an Optional Currency by causing any of its foreign branches or foreign affiliates to make such Eurocurrency Rate Loan (whether or not such branch or affiliate is named as a lending office on the signature pages hereof); provided that in such event the obligation of any Borrower to repay such Eurocurrency Rate Loan shall nevertheless be to such Bank and shall, for all purposes of this Credit Agreement (including without limitation for purposes of the definition of the term "Majority Banks") be deemed made by such Bank, to the extent of such Eurocurrency Rate Loan, for the account of such branch or affiliate.

         2.10. Change in Borrowing Base. The Borrowing Base shall be determined monthly (or at such other interval as may be specified pursuant to ss.8.4(f)) by the Agent by reference to the Borrowing Base Report delivered to the Banks and the Agent pursuant to ss.8.4(h).

         2.11.  Overdraft Facility.

         (a) Subject to the terms and conditions of this Credit Agreement, including, without limitation, the conditions of this ss.2.11, each of Genrad Europe and Genrad Ltd. may from time to time between the date hereof and the Revolving Credit Loan Maturity Date (i) utilize an overdraft facility on a Sterling-denominated current account with the Overdraft Bank in the name of Genrad Europe or Genrad Ltd., as the case may be, (the "Overdraft Facility") by causing checks or other items denominated in Sterling to be presented for payment against such current account in amounts greater than the then available balance in such current account and (ii) request that the Overdraft Bank agree to issue Collateral Instruments to or for the account of Genrad Europe and Genrad Ltd., as the case may be upon receipt by it of a duly-completed and executed Counter Indemnity from Genrad Europe or Genrad Ltd., as the case may be, in respect of each such Collateral Instrument, in form and substance satisfactory to the Overdraft Bank provided that the aggregate amount of all liabilties of Genrad Europe and Genrad Ltd. in respect of the Overdraft Facility and all such Counter Indemnities (whether contingent or otherwise) (the "Total Overdraft Usage") shall not esceed the Maximum Overdraft Amount . As to the Overdraft Facility, each such presentation shall be deemed to be a request by Genrad Europe or Genrad Ltd., as the case may be, for a utilization of the Overdraft Facility in an amount equal to the excess of such check or other item over such available balance, and shall be irrevocable. Notwithstanding the foregoing, at no time shall the Total Overdraft Usage exceed the Maximum Overdraft Amount. After the occurrence of an Event of Default, the Overdraft Bank may terminate the Overdraft Facility in its entirety and reduce the Maximum Overdraft Amount to zero with immediate effect at its sole discretion by written notice to the Company, Genrad Europe and Genrad Ltd., and the entire principal amount of the debit balance in the Overdraft Facility, together with all interest accrued thereon, shall become immediately due and payable. The entire principal amount of the debit balance in the Overdraft Facility, together with all interest accrued thereon, shall be due and payable on the Revolving Credit Loan Maturity Date.

         (b) If at any time the outstanding amount of the debit balance in the Overdraft Facility plus the aggregate amount of all liabilities in respect of all Counter Indemnities shall exceed the Maximum Overdraft Amount (due to currency fluctuations or otherwise), the Borrowers hereby jointly and severally, absolutely and unconditionally promise to repay the amount of such excess to the Agent for the account of the Overdraft Bank.

         (c) Interest on the Overdraft Facility shall be payable on the day to day cleared debit balance in Genrad Europe's or Genrad Ltd.'s (as the case may be) current account maintained with the Overdraft Bank. Except as provided in ss.5.11 hereto, interest on the Overdraft Facility shall be payable at the annual percentage rate of interest determined by the Agent to be the sum of (i) the Sterling Base Rate, plus (ii) the Applicable Margin with respect to Sterling Base Rate Loans as in effect from time to time. The rate of interest on the Overdraft Facility shall be adjusted from time to time to reflect changes in the Sterling Base Rate and the Applicable Margin. Any such change in such rate of interest shall become effective on the date of the change in the Sterling Base Rate and/or the date of the change in the Applicable Margin. The Borrowers jointly and severally promise to pay interest on the Overdraft Facility (i) monthly in arrears on the last day of each calendar month, commencing on the first such date following the Closing Date and (ii) the date on which the Overdraft Facility is repaid in full.

         (d) Interest due with respect to the Overdraft Facility shall be paid to the Agent for the account of the Overdraft Bank, provided that to the extent that a Bank has paid to the Overdraft Bank any amount in respect of the Overdraft Facility as provided in ss.2.11(e), interest to the extent of such amount shall thereafter be for the account of such Bank, minus one-eighth of one percent (1/8%) which shall be for the account of the Overdraft Bank.

         (e) Each Bank irrevocably and unconditionally undertakes to pay to the Agent for the account of the Overdraft Bank on demand made by the Overdraft Bank through the Agent:

                           (i) its Commitment Percentage of the debit balance
                  from time to time in Genrad Europe's or Genrad Ltd.'s (as the case may be) current account maintained with the Overdraft Bank which Genrad Europe or Genrad Ltd., as the case may be, fails to pay together with interest which has accrued with respect thereto; and

                           (ii) such additional amount as shall be necessary to
                  reimburse the Overdraft Bank for its cost of funding the amount payable by such Bank as mentioned in clause (i) above during the period beginning on the date the amount was due from Genrad Europe or Genrad Ltd., as the case may be, and ending on the date demand is made on such Bank for payment of the same, and agrees that neither the Overdraft Bank nor the Agent shall be obliged to make any demand on or take any proceedings against Genrad Europe or Genrad Ltd. or any other person before making demand on such Bank hereunder. The provisions of ss.15.5.3 shall apply to the obligations of the Banks under this ss.2.11.

         (f) The Borrowers jointly and severally, irrevocably and unconditionally agree to reimburse to each Bank any amount paid by such Bank pursuant to this ss.2.11 and agree that such amounts shall be Obligations hereunder. The Borrowers further agree to indemnify and hold such Bank harmless against all actions, proceedings, liabilities, claims, demands, costs and expenses of whatsoever nature and howsoever occurring which such Bank may properly incur, suffer or sustain by reason of its payment of such amount.

         (g) The applicable Borrower shall, on the date of issuance or any extension or renewal of any Collateral Instrument and at such other time or times as such charges are customarily made by the Overdraft Bank, pay a fee (in each case, a "Collateral Instrument Fee") to the Overdraft Bank in respect of each Collateral Instrument equal to the rate of the Applicable Margin for Eurocurrency Rate Loans per annum on the face amount of each such Collateral Instrument, plus the Overdraft Bank's customary issuance fee, such fee to be for the account of the Overdraft Bank.

                   3. REPAYMENT OF THE REVOLVING CREDIT LOANS.
                   -------------------------------------------

         3.1. Maturity. Each of the Borrowers promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

         3.2. Mandatory Repayments of Revolving Credit Loans. If at any time the sum of the outstanding amount of the Revolving Credit Loans, the Overdraft Facility, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the lesser of (a) the Total Commitment and (b) the Borrowing Base, then the Borrowers shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations; second, to reduce the debit balance in the Overdraft Facility; third, to the Revolving Credit Loans; and fourth, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by ss.4.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

         3.3. Optional Repayments of Revolving Credit Loans. Any of the Borrowers shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Eurocurrency Rate Loan pursuant to this ss.3.3 may be made only on the last day of the Interest Period relating thereto. The applicable Borrower shall give the Agent at least two (2) Business Days notice of any proposed prepayment pursuant to this ss.3.3 of any Eurocurrency Rate Loans, specifying the proposed date of prepayment of such Eurocurrency Rate Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $50,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the applicable Borrower, first to the principal of the Base Rate Loans, if any, and then to the principal of the Eurocurrency Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                              4. LETTERS OF CREDIT.
                              ---------------------

         4.1.  Letter of Credit Commitments.

                  4.1.1. Commitment to Issue Letters of Credit. Subject to the terms and conditions hereof and the execution and delivery by a Borrower of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in ss.4.1.4 and upon the representations and warranties of such Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of such Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Agent; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $500,000 and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit,
         (ii) all Unpaid Reimbursement Obligations, (iii) the amount of all Revolving Credit Loans outstanding, and (iv) the Maximum Overdraft Amount shall not exceed the lesser of (A) the Total Commitment and (B) the Borrowing Base. Notwithstanding the foregoing, the Agent shall have no obligation to issue any Letter of Credit to support or secure any Indebtedness of any Borrower or any of its Subsidiaries to the extent that such Indebtedness was incurred prior to the proposed issuance date of such Letter of Credit, unless in any such case such Borrower demonstrates to the satisfaction of the Agent that (x) such prior incurred Indebtedness was then fully secured by a prior perfected and unavoidable security interest in collateral provided by such Borrower or such Subsidiary to the proposed beneficiary of such Letter of Credit or (y) such prior incurred Indebtedness was then secured or supported by a letter of credit issued for the account of such Borrower or such Subsidiary and the reimbursement obligation with respect to such letter of credit was fully secured by a prior perfected and unavoidable security interest in collateral provided to the issuer of such letter of credit by such Borrower or such Subsidiary.

                  4.1.2. Letter of Credit Applications. Each Letter of Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                  4.1.3. Terms of Letters of Credit. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

                  4.1.4. Reimbursement Obligations of Banks. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by any Borrower pursuant to ss.4.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

                  4.1.5. Participations of Banks. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the applicable Borrower's Reimbursement Obligation under ss.4.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to ss.4.2.

         4.2. Reimbursement Obligation of the Borrower. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, each Borrower hereby agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

                  (a) except as otherwise expressly provided in ss.4.2(b) and
         (c), on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit,

                  (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

                  (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with ss.13, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by such Borrower under this ss.4.2 at any time from the date such amounts become due and payable (whether as stated in this ss.4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in ss.5.11 for overdue principal on the Revolving Credit Loans.

         4.3. Letter of Credit Payments. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the applicable Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If such Borrower fails to reimburse the Agent as provided in ss.4.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Borrowers and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

         4.4. Obligations Absolute. Each Borrower's obligations under this ss.4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which such Borrower may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. Each Borrower further agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under ss.4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among such Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of such Borrower against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Each Borrower agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith and without gross negligence or willful misconduct, shall be binding upon such Borrower and shall not result in any liability on the part of the Agent or any Bank to such Borrower.

         4.5. Reliance by Issuer. To the extent not inconsistent with ss.4.4, the Agent shall be entitled to rely, and shall be fully protected in relying, upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

         4.6. Letter of Credit Fee. The applicable Borrower shall, on the date of issuance or any extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Agent, pay a fee (in each case, a "Letter of Credit Fee") to the Agent (a) in respect of each standby Letter of Credit equal to the rate of the Applicable Margin per annum on the face amount of each such Letter of Credit, plus the Agent's customary issuance fee, and (b) in respect of each documentary Letter of Credit equal to
(i) the Agent's customary issuance fee or amendment fee, as the case may be, plus (ii) the Agent's customary time negotiation fee per document examination plus [one half of one percent (1/2%) per annum on the face amount of such documentary] Letter of Credit, plus (iii) a negotiation fee of one quarter of one percent (1/4%) of the face amount of such documentary Letter of Credit, such Letter of Credit Fee (but not such issuance, amendment, negotiation or document examination fee) to be for the accounts of the Banks in accordance with their respective Commitment Percentages.

                         5. CERTAIN GENERAL PROVISIONS.
                         ------------------------------

         5.1. Closing Fee. The Company agrees to pay to the Agent a closing fee in the amount and at the times specified in the Fee Letter.

         5.2. Agent's Fee. The Company shall pay to the Agent for the Agent's own account, an Agent's fee in the amount and at the times specified in the Fee Letter.

         5.3. Funds for Payments.

                  5.3.1. Payments to Agent. All payments of principal of and interest on Revolving Credit Loans made to any Borrower which are denominated in Dollars, and all Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds. All payments of principal of and interest on Revolving Credit Loans made to any Borrower which are denominated in an Optional Currency or Currencies and all other fees hereunder by any local branch or affiliate of any Bank or the Agent located outside of the United States shall be made by such Borrower to the Agent in the currency of such Revolving Credit Loans, at or prior to 11:00 a.m., local time, on any payment date, in immediately available funds, for the account of the Agent, at a depository designated by the Agent in the country in which such Optional Currency is legal tender.

                  5.3.2. No Offset, etc. All payments by any Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless such Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon any Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, such Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon such Borrower. The applicable Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

         5.4. Computations. All computations of interest on the Revolving Credit Loans, the Sterling Base Rate Loans and of commitment fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurocurrency Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Records from time to time shall be considered correct and binding on the applicable Borrower unless within five (5) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Agent or such Bank shall notify such Borrower to the contrary.

         5.5. Inability to Determine Eurocurrency Rate. In the event, prior to the commencement of any Interest Period relating to any Eurocurrency Rate Loan, the Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurocurrency Rate that would otherwise determine the rate of interest to be applicable to any Eurocurrency Rate Loan during any Interest Period or deposits of Dollars or the relevant Optional Currency, as the case may be, in the relevant Interest Period are not available to the Agent or the Banks in any Eurocurrency Interbank Market, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Banks) to the Borrowers and the Banks. In such event (a) any Loan Request or Conversion Request with respect to Eurocurrency Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each Eurocurrency Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, if denominated in Dollars, become a Base Rate Loan and if denominated in any Optional Currency, be repaid, and (c) the obligations of the Banks to make Eurocurrency Rate Loans or Revolving Credit Loans denominated in such Optional Currency, as the case may be, shall be suspended until the Agent or the Majority Banks determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Majority Banks, shall so notify the Borrowers and the Banks.

         5.6. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurocurrency Rate Loans or perform its obligations in respect of any Eurocurrency Rate Loans in an Optional Currency or Currencies, such Bank shall forthwith give notice of such circumstances to the Borrowers and the other Banks and thereupon (a) the commitment of such Bank to make Eurocurrency Rate Loans, to convert Revolving Credit Loans of another Type to Eurocurrency Rate Loans or to make Eurocurrency Rate Loans in such Optional Currency, as the case may be, shall forthwith be suspended and (b) such Bank's Revolving Credit Loans then outstanding as Eurocurrency Rate Loans and denominated in Dollars, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurocurrency Rate Loans or within such earlier period as may be required by law and the Eurocurrency Rate Loans then outstanding as Eurocurrency Rate Loans and denominated in Optional Currency, if any, shall be repaid on the last day of each Interest Period applicable to such Eurocurrency Rate Loan or within such earlier period as may be required by law. Each of the Borrowers hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this ss.5.6, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurocurrency Rate Loans hereunder.

         5.7. Additional Costs, etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitment or the Revolving Credit Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Revolving Credit Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

                  (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

                  (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Revolving Credit Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Revolving Credit Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

                           (i) to increase the cost to any Bank of making,
                  funding, issuing, renewing, extending or maintaining any of the Revolving Credit Loans or such Bank's Commitment or any Letter of Credit, or

                           (ii) to reduce the amount of principal, interest,
                  Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Revolving Credit Loans, or

                           (iii) to require such Bank or the Agent to make any
                  payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from any Borrower hereunder, then, and in each such case, such Borrower will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum. To the extent that the amount of such additional costs, reduction, payment or foregone interest or Reimbursement Obligation or other sum is not reflected in the Base Rate or the Eurocurrency Rate, as the case may be, the applicable Borrower agrees to pay the Bank for the amount of such additional cost, reduction, payment or foregone interest or

Reimbursement Obligation or other sum as and when such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum is determined upon presentation by the Bank of a certificate in accordance with ss.5.9 hereof.

         5.8. Capital Adequacy. If after the date hereof any Bank or the Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Revolving Credit Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate or the Eurocurrency Rate, as the case may be, the applicable Borrower agrees to pay such Bank or (as the case may be) the Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Bank or (as the case may be) the Agent of a certificate in accordance with ss.5.9 hereof. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

         5.9. Certificate. A certificate setting forth any additional amounts payable pursuant to ss.ss.5.7 or 5.8 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the applicable Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

         5.10. Indemnity. Each of the Borrowers agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) a default by any Borrower in payment of the principal amount of or any interest on any Eurocurrency Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by the Agent or any of the Banks to lenders of funds obtained by it in order to maintain its Eurocurrency Rate Loans, (b) a default by any Borrower in making a borrowing or conversion after such Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with ss.2.6 or ss.2.7 or (c) the making of any payment of a Eurocurrency Rate Loan or the making of any conversion of any such Eurocurrency Rate Loan to a Base

Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to make any such Eurocurrency Rate Loans.

         5.11. Interest After Default.

                  5.11.1. Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest on the Revolving Credit Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to three percent (3%) above (a) the rate otherwise applicable to such Revolving Credit Loans pursuant to ss.2.5 (with respect to Revolving Credit Loans other than the advances made pursuant to the Overdraft Facility) and (b) the Sterling Base Rate with respect to the Overdraft Facility, until such amount shall be paid in full (after as well as before judgment).

                  5.11.2. Amounts Not Overdue. During the continuance of a Default or an Event of Default the principal of the Revolving Credit Loans not overdue shall, until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived by the Majority Banks pursuant to ss.26, bear interest at a rate per annum equal to the greater of (a) two percent (2%) above the rate of interest otherwise applicable to such Revolving Credit Loans pursuant to ss.2.5 and (b) the rate of interest applicable to overdue principal pursuant to ss.5.11.1.

         5.12. Replacement Bank. Within thirty (30) days after any Bank has (i) given notice pursuant to ss.5.6 or (ii) demanded compensation from any Borrower pursuant to ss.ss.5.7 or 5.8 hereof or any Bank has become a Delinquent Bank, as defined in ss.15.5.3 hereof (any such Bank described in the foregoing is hereinafter referred to as an "Affected Bank"), the Company may request that the Non-Affected Banks acquire all, but not less than all, of the Affected Bank's outstanding Revolving Credit Loans and assume all, but not less than all, of the Affected Bank's Commitment. If the Company so requests, the Non-Affected Banks may elect to acquire all or any portion of the Affected Bank's outstanding Revolving Credit Loans and to assume all or any portion of the Affected Bank's Commitment. If the Non-Affected Banks do not elect to acquire and assume all of the Affected Bank's outstanding Revolving Credit Loans and Commitment, the Company may designate a replacement bank or banks, which must be satisfactory to the Agent, to acquire and assume that portion of the outstanding Revolving Credit Loans and Commitment of the Affected Bank not being acquired and assumed by the Non-Affected Banks. The provisions of ss.19 hereof shall apply to all reallocations pursuant to this ss.5.12, and the Affected Bank and any Non-Affected Banks and/or replacement banks which are to acquire the Revolving Credit Loans and Commitment of the Affected Bank shall execute and deliver to the Agent, in accordance with the provisions of ss.19 hereof, such

Assignments and Acceptances and other instruments, including, without limitation, Notes, as are required pursuant to ss.19 hereof to give effect to such reallocations. Any Non-Affected Banks and/or replacement banks which are to acquire the Revolving Credit Loans and Commitment of the Affected Bank shall be deemed to be Eligible Assignees for all purposes of ss.19 hereof. On the effective date of the applicable Assignments and Acceptances, the Company shall pay to the Affected Bank all interest accrued on its Revolving Credit Loans up to but excluding such date, along with any fees payable to such Affected Bank hereunder up to but excluding such date.

         5.13. Lending Office. Each Revolving Credit Loan made by any Bank in an Optional Currency, and each payment by any Borrower in respect thereof, shall be made by, or, as the case may be, for the account of, such applicable lending office of the Agent as the Agent shall designate.

                                 6. GUARANTIES.
                                 --------------

         6.1. Guaranty. The Obligations shall be guaranteed pursuant to the terms of the Guaranty. In addition, for value received and hereby acknowledged and as an inducement to the Banks to make Eurocurrency Rate Loans to the Borrowers, including the Foreign Subsidiaries, the Company hereby unconditionally and irrevocably guarantees: (a) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of each Borrower now or hereafter existing hereunder whether for principal, interest, fees, expenses or otherwise, and (b) the strict performance and observance by each such Borrower of all agreements, warranties and covenants in this Credit Agreement applicable to each such Borrower (such obligations collectively being the "Guaranteed Obligations").

         6.2. Guaranty Absolute. The Company guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms hereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Bank with respect thereto. The liability of the Company under this guaranty with regard to the Guaranteed Obligations of each Borrower shall be absolute and unconditional irrespective of:

                  (a) any lack of authorization, execution, validity or enforceability or any illegality of such Borrower to become a Borrower hereunder, this Credit Agreement and any amendment hereof (with regard to such Guaranteed Obligations), or any other obligation, agreement or instrument relating thereto (it being agreed by the Company that the Guaranteed Obligations shall not be discharged prior to the final and complete satisfaction of all of the Obligations of the Borrowers) or any failure to obtain any necessary governmental consent or approvals or necessary third party consents or approvals;

                  (b) the Agent's or any Bank's exercise or enforcement of, or failure or delay in exercising or enforcing, legal proceedings to collect the Obligations or the Guaranteed Obligations or any power, right or remedy with respect to any of the Obligations or the Guaranteed Obligations, including (i) any suspension of the Agent's or any Bank's right to enforce against any other Borrower of the Guaranteed Obligations, or (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations of such Borrower or any other amendment or waiver of or any consent to departure from this Credit Agreement or the other Loan Documents (with regard to such Guaranteed Obligations) or any other agreement or instrument governing or evidencing any of the Guaranteed Obligations;

                  (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations of such Borrower;

                  (d) any change in ownership of such Borrower;

                  (e) any acceptance of any partial payment(s) from such Borrower;

                  (f) any insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, appointment of a receiver or trustee for all or any part of any Borrower's assets;

                  (g) any assignment, participation or other transfer, in whole or in part, of the Agent's or any Bank's interest in and rights under this Credit Agreement or any other Loan Document, or of the Agent's or any Bank's interest in the obligations or the Guaranteed Obligations;

                  (h) any cancellation, renunciation or surrender of any pledge, guaranty or any debt instrument evidencing the Obligations or the Guaranteed Obligations;

                  (i) the Agent's or any Bank's vote, claim, distribution, election, acceptance, action or inaction in any bankruptcy or reorganization case related to the Obligations or the Guaranteed Obligations; or

                  (j) any other action or circumstance, other than payment, which might otherwise constitute a defense available to, or a discharge of, such Borrower in respect of its Guaranteed Obligations.

         This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by the Agent or any Bank upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

         6.3. Effectiveness, Enforcement. The guaranty herein of the Company shall be effective and shall be deemed to be made with respect to each Revolving Credit Loan made to a Borrower as of the time it is made. No invalidity, irregularity or unenforceability by reason of any bankruptcy or similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of a Borrower, and no defect in or insufficiency or want of powers of any Borrower or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against such guaranty. This guaranty is a continuing guaranty and shall (a) survive any termination of this Credit Agreement and (b) remain in full force and effect until payment in full and performance of all Guaranteed Obligations and all other amounts payable under this guaranty. This guaranty is made for the benefit of the Agent and each of the Banks and their respective successors and assigns, and may be enforced from time to time as often as occasion therefor may arise and without requirement on the part of the Agent or any Bank first to exercise any rights against any Borrower or to exhaust any remedies available to it against any Borrower or to resort to any other source or means of obtaining payment of any of the Guaranteed Obligations or to elect any other remedy. In the event that acceleration of the time for payment (or the giving of notice of such acceleration) of the Guaranteed Obligations of any Borrower is stayed upon the insolvency, bankruptcy or reorganization of such Borrower or for any other reason, all such amounts otherwise subject to acceleration under the terms of this Credit Agreement shall be immediately due and payable by the Company under the guaranty herein provided.

         6.4. Waiver. The Company hereby waives promptness, diligence, protest, notice of protest, all suretyship defenses, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this guaranty and any requirement that the Agent or any Bank secure, perfect or protect any security interest or lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other person or any collateral. The Company also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available to it in respect of the Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

         6.5. Subordination; Subrogation. Until the payment and performance in full of all the Obligations, the Company shall not exercise and hereby waives any rights against any Borrower as a result of payment by the Company hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and the Company will not prove any claim in competition with the Agent or any Bank in respect of any payment hereunder in bankruptcy, insolvency or reorganization proceedings of any nature; the Company will not claim any set-off, recoupment or counterclaim against the Borrowers in respect of any liability of the Company to such Borrower; and the Company waives any benefit of and any right to participate in any collateral which may be held by the Agent and any Bank. The payment of any amounts due with respect to any Indebtedness of the Borrowers now or hereafter held by the Company is hereby subordinated to the prior payment in full of the Guaranteed Obligations. The Company agrees that after the occurrence of any default in the payment or performance of the Guaranteed Obligations, the Company will not demand, sue for, or otherwise attempt to collect any such Indebtedness of any of the Borrowers to the Company until the Guaranteed Obligations then due shall have been paid in full. If, notwithstanding the foregoing sentence, the Company shall collect or receive any amounts in respect of such indebtedness, such amounts shall be collected and received by the Company as trustee for the Agent and the Banks and be paid over to the Agent for the respective accounts of the Agent and the Banks on account of the Guaranteed Obligations without affecting in any manner the liability of the Company under the other provisions of this ss.6. The provisions of this section shall survive the expiration or termination of the Credit Agreement and the other Loan Documents and the provisions of this section shall be supplemental to and not in derogation of any rights and remedies of the Agent or any Bank under any separate subordination agreement which the Agent or any Bank may at any time and from time to time entered into with the Company for the benefit of the Agent or any Bank.

         6.6. Payments. All payments made by the Company pursuant to this ss.6 in respect of any Revolving Credit Loans made to any Borrower shall be made in the same currency in which such Revolving Credit Loan was made, unless otherwise agreed to in writing by the Agent or the Banks.

         6.7. Receipt of Information. The Company acknowledges and confirms that the Company itself has established its own adequate means of obtaining from each Borrower on a continuing basis all information desired by the Company concerning the financial condition of any Borrower and that the Company will look to each Borrower and not to the Agent or any Bank in order for the Company to keep adequately informed of changes in each Borrower's financial condition.

                       7. REPRESENTATIONS AND WARRANTIES.
                       ----------------------------------

         Representations and warranties are made to the Banks and the Agent as follows:

         7.1.  Corporate Authority.

                  7.1.1. Incorporation; Good Standing. Each Borrower represents and warrants that such Borrower and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of such Borrower or such Subsidiary.

                  7.1.2. Authorization. Each Borrower represents and warrants that the execution, delivery and performance of this Credit Agreement and the other Loan Documents to which such Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate authority of such Person, (b) have been duly authorized by all necessary corporate proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to such Borrower or any of its Subsidiaries and (d) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, such Borrower or any of its Subsidiaries.

                  7.1.3. Enforceability. Each Borrower represents and warrants that the execution and delivery of this Credit Agreement and the other Loan Documents to which such Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         7.2. Governmental Approvals. Each Borrower represents and warrants that the execution, delivery and performance by such Borrower and any of its Subsidiaries of this Credit Agreement and the other Loan Documents to which such Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (including, but not limited to the making by such Borrower of the borrowings contemplated by this Credit Agreement or the obtaining of any Letters of Credit) do not require the approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental agency or authority of any jurisdiction, or other fiscal, monetary or other authority, under any provisions of any laws or governmental rules, regulations, orders or decrees of any jurisdictio or the central bank of any jurisdiction or other fiscal monetary or other authority, under any provisions of any laws or governmental rules, regulations, orders or decrees of any jurisdiction applicable to and binding on such Borrower other than those already obtained.


          7.3 Title to Properties; Leases. The Company represents and warrants that except as indicated on Schedule 7.3 hereto, the Company and its

Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Company and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.


          7.4 Financial Statements. The Company represents and warrants that there has been furnished to the Agent a consolidated balance sheet of the Company and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income and cash flow of the Company and its Subsidiaries for the fiscal year then ended, certified by Price Waterhouse LLP. Such balance sheet and statement of income and cash flow have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrowers as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Company or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Company, which were not disclosed in such balance sheet and the notes related thereto.

         7.5. No Material Changes, etc. The Company represents and warrants that since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Company and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Company and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Company or any of its Subsidiaries. Since the Balance Sheet Date, neither the Company nor any of its Subsidiaries has made any Distributions.

         7.6. Franchises, Patents, Copyrights, etc. Each Borrower represents and warrants that such Borrower and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

         7.7. Litigation. Each Borrower represents and warrants that except as set forth in Schedule 7.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against such Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of such Borrowers and its Subsidiaries or materially impair the right of such Borrowers and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Company and its

Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

         7.8. No Materially Adverse Contracts, etc. Each Borrower represents that neither such Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of any of such Borrowers or any of its Subsidiaries. Neither such Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of such Borrower's officers, to have any materially adverse effect on the business of such Borrower or any of its Subsidiaries.

         7.9. Compliance with Other Instruments, Laws, etc. Each Borrower represents and warrants that neither such Borrowers nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of such Borrower or any of its Subsidiaries.

         7.10. Tax Status. Each Borrower represents that such Borrower and its Subsidiaries (a) has made or filed all federal, state and, if applicable, foreign income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth on Schedule 7.10 hereto, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

         7.11. No Event of Default. Each Borrower represents and warrants that as to itself no Default or Event of Default has occurred and is continuing.

         7.12. Holding Company and Investment Company Acts. Each Borrower represents and warrants that neither such Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         7.13. Absence of Financing Statements, etc. Each Borrower represents and warrants that except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of such Borrower or any of its Subsidiaries or any rights relating thereto.

         7.14. Certain Transactions. Each Borrower represents and warrants that except as set forth on Schedule 7.14 hereto and except for arm's length transactions pursuant to which such Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than such Borrower or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of such Borrower or any of its Subsidiaries is presently a party to any transaction with such Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of such Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         7.15. Employee Benefit Plans. Each Borrower represents and warrants as to its own Employee Benefit Plans, if any:

                  7.15.1. In General. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. Such Borrower has heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under ss.103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                  7.15.2. Terminability of Welfare Plans. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of ss.3(1) or ss.3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). Such Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Borrower or such ERISA Affiliate without liability to any Person.

                  7.15.3. Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of ss.302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of ss.4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

                  7.15.4. Multiemployer Plans. Neither such Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under ss.4201 of ERISA or as a result of a sale of assets described in ss.4204 of ERISA. Neither the Borrowers nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of ss.4241 or ss.4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under ss.4041A of ERISA.

         7.16. Regulations U and X. Each Borrower represents, with respect to its Loans, that the proceeds of the Revolving Credit Loans shall be used (a) to convert existing Indebtedness under the Original Credit Agreement to Indebtedness hereunder; (b) for acquisitions permitted by ss.9.5.1 up to a maximum aggregate amount of $10,000,000 during the term of this Credit Agreement; (c) for working capital and general corporate purposes; and (d) to fund Distributions permitted to be made pursuant to ss.9.4(b) hereof. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes. No portion of any Revolving Credit Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

         7.17. Environmental Compliance. Each Borrower represents and warrants that such Borrower has taken all necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that:

                  (a) none of such Borrower, its Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of such Borrower or any of its Subsidiaries;

                  (b) neither such Borrowers nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
         Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substances as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that such Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                  (c) except as set forth on Schedule 7.17 attached hereto: (i) no portion of its Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by such Borrowers, its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on its Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of such Borrower or its Subsidiaries, which releases would have a material adverse effect on the value of any of its Real Estate or adjacent properties or the environment; (iv) to the best of such Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of its Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, its Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of its Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of such Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

                  (d) none of such Borrower and its Subsidiaries or any of its Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby.

         7.18. Subsidiaries, etc.. The Company represents and warrants that its only Subsidiaries are set forth on Schedule 7.18(a) attached hereto, and those Subsidiaries have no other Subsidiaries. Except as set forth on Schedule 7.18(b) hereto, neither the Company nor any Subsidiary of the Company is engaged in any joint venture or partnership with any other Person.

         7.19. Chief Executive Offices. The Company represents and warrants that the Company's chief executive office is at 300 Baker Avenue, Concord, Massachusetts 01742 at which location its books and records are kept. Each Subsidiary's chief executive office is as set forth on Schedule 7.18(a) attached hereto.

         7.20. Fiscal Year. The Company represents and warrants that the Company has a fiscal year which is the twelve (12) months ending on December 28, 1996 for the 1996 fiscal year, December 27, 1997 for the 1997 fiscal year and December 26 for the 1998 fiscal year. Each other Borrower has a fiscal year which is the twelve (12) months ending on the same dates.

         7.21. No Amendments to Certain Documents. Each Borrower represents that each of the representations and warranties made by it in any of the Loan Documents was true and correct in all material respects when made and continues to be true and correct in all material respects on the Closing Date, except to the extent that any of such representations and warranties relate, by the express terms thereof, solely to a date falling prior to the Closing Date, and except to the extent that any of such representations and warranties may have been affected by the consummation of the transactions contemplated and permitted or required by the Loan Documents.

         7.22. Disclosure. The Company represents and warrants that no representation or warranty made by the Company or any of its Subsidiaries in this Credit Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Agent or any Bank by or on behalf of the Company or any of its Subsidiaries in connection with any of the transactions contemplated by any of the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

         7.23. No Withholding, Etc. Each Borrower represents that it is not required by the laws of any jurisdiction to make any deduction or withholding of any nature whatsoever from any payment ot be made by it hereunder unless disclosed in writing to the Agent and such deductions or withholdings are not, in the Agent's reasonable discretion, material. Neither this Credit Agreement nor any of the Loan Documents is subject to any registratrion or stamp tax or any other similar or like takes payable in any jurisdiction.

         7.24. No Filing, Recording Required. The Company represents that no filing, recording or enrolling of this Credit Agreement or any other Loan Document is required to ensure the legality, validity, enforceability or admissibility in evidence of this Credit Agreement or any other Loan Document.

                   8. AFFIRMATIVE COVENANTS OF THE BORROWERS.
                      ---------------------------------------

         Each of the Borrowers (or the Company when so specified) covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

         8.1. Punctual Payment. Such Borrower will duly and punctually pay or cause to be paid the principal and interest on the Revolving Credit Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which such Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

         8.2. Maintenance of Office. The Company covenants that it will maintain its chief executive office at 300 Baker Avenue, Concord, Massachusetts, or at such other place in the United States of America as the Company shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrowers in respect of the Loan Documents to which the Borrowers are a party may be given or made.

         8.3. Records and Accounts. The Company covenants that it will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

         8.4. Financial Statements, Certificates and Information. The Company will deliver to the Agent, with sufficient copies for each of the Banks:

                  (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries and the consolidating balance sheet of the Company and its Subsidiaries (other than the consolidating balance sheet of any Subsidiary of the Company which the Company's accountant does not in its reasonable discretion deem to be a material Subsidiary of the Company, unless such a Subsidiary is a Borrower), each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified (without qualification or otherwise reasonably acceptable to the Agent; provided that such certificate may set forth qualifications to the extent such qualifications pertain solely to changes in generally accepted accounting principles from those applied during earlier accounting periods, the implementation of which changes is reflected in the financial statements accompanying such certification) by Price Waterhouse LLP or by other independent certified public accountants satisfactory to the Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default pursuant to ss.10 hereof, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default pursuant to ss.10 hereof, they shall disclose in such statement any such Default or Event of Default arising pursuant to ss.10 hereof; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

                  (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Company, copies of the unaudited consolidated balance sheet of the Company and its Subsidiaries and the unaudited consolidating balance sheet of the Company and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for the portion of the Company's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Company that the information contained in such financial statements fairly presents the financial position of the Company and its Subsidiaries on the date thereof (subject to year-end adjustments);

                  (c) as soon as practicable, but in any event within thirty
         (30) days after the end of each month in each fiscal year of the Company, unaudited monthly consolidated financial statements of the Company and its Subsidiaries for such month and unaudited monthly consolidating financial statements of the Company and its Subsidiaries for such month, each prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Company that the information contained in such financial statements fairly presents the financial condition of the Company and its Subsidiaries on the date thereof (subject to year-end adjustments);

                  (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Company in substantially the form of Exhibit D hereto (the "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in ss.10 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

                  (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of any of the Borrowers;

                  (f) within fifteen (15) days after the end of each calendar month or at such earlier time as the Agent may reasonably request, a Borrowing Base Report setting forth the Borrowing Base as at the end of such calendar month or other date so requested by the Agent;

                  (g) within fifteen (15) days after the end of each calendar month, an Accounts Receivable aging report;

                  (h) by not later than thirty (30) days prior to the end of any fiscal year, the annual projections of the Borrowers for the next fiscal year, and upon the request of the Agent or any Bank, any quarterly projections of the Borrower prepared by the Borrowers for the next fiscal quarter; and

                  (i) from time to time such other financial data and information (including accountants, management letters) as the Agent or any Bank may reasonably request.

         8.5.  Notices.
               --------

                  8.5.1. Defaults. The Company covenants that it will promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other credit or similar monetary obligation to which or with respect to which any of the Borrowers or any of their Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, such Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

                  8.5.2. Environmental Events. The Company covenants that it will promptly give notice to the Agent (a) of any violation of any Environmental Law that the Company or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Company and its Subsidiaries, taken as a whole.

                  8.5.3. Notice of Litigation and Judgments. The Company will, and will cause each of its Subsidiaries to, give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Company or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Company and its Subsidiaries and stating the nature and status of such litigation or proceedings. The Company will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Company or any of its Subsidiaries in an amount in excess of $250,000.

         8.6. Corporate Existence; Maintenance of Properties. Such Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company. Such Borrower (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted and damage by fire and other casualty which is fully covered by insurance excepted) and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this ss.8.6 shall prevent any Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries (unless such Subsidiary is a Borrower hereunder) if such discontinuance is, in the judgment of such Borrower, desirable in the conduct of its or their business.

         8.7. Insurance. Such Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

         8.8. Taxes. Such Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that such Borrower and each Subsidiary of such Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

         8.9.  Inspection of Properties and Books, etc.
               ----------------------------------------

                  8.9.1. General. Such Borrower shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of such Borrower or any of its Subsidiaries, to examine the books of account of such Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of such Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request.

                  8.9.2. Collateral Reports. No more frequently than once each calendar year, or more frequently as determined by the Agent if an Event of Default shall have occurred and be continuing, upon the request of the Agent, the Company agrees to obtain and deliver to the Agent a report of an independent collateral auditor satisfactory to the Agent (which may be affiliated with one of the Banks) with respect to the Accounts Receivable components included in the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Report most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Accounts Receivable (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Company and its applicable Subsidiary). All such collateral value reports shall be conducted and made at the expense of the Borrowers.

         8.10. Compliance with Laws, Contracts, Licenses, and Permits. Such Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its charter documents and by-laws,
(c) all agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that such Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which such Borrower or such Subsidiary is a party, such Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of such Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

         8.11. Employee Benefit Plans. Such Borrower will, if applicable, (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under ss.103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed

Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under ss.ss.302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or
in respect of a Multiemployer Plan, under ss.ss.4041A, 4202, 4219, 4242, or 4245 of ERISA.

         8.12. Use of Proceeds. Such Borrower will use the proceeds of the Revolving Credit Loans solely (a) to convert existing Indebtedness under the Original Credit Agreement into Indebtedness hereunder; (b) for acquisitions permitted pursuant to ss.9.5.2. up to an aggregate amount not to exceed $10,000,000 during the term of this Credit Agreement; (c) for working capital and general corporate purposes, including making loans to Subsidiaries; and (d) to fund Distributions permitted to be made pursuant to ss.9.4(b) hereof. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes.

         8.13. Fair Labor Standards Act. Such Borrower will, and each of its Subsidiaries shall at all times operate its business in compliance with all material applicable provisions of the Fair Labor Standards Act of 1938, as amended. None of the inventory of such Borrower or any of its Subsidiaries are or will be produced by employees of such Borrower or any of its Subsidiaries who are employed in violation of the applicable minimum wage or maximum hour provisions of the Fair Labor Standards Act (29 U.S.C. ss.ss.206 and 207) or any regulations promulgated thereunder, in each case, as in effect from time to time.

         8.14. Further Assurances. Such Borrower will, and will cause each of its Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

                 9. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.
                    --------------------------------------------

         Each of the Borrowers (or the Company where so stated) covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Agent has any obligations to issue, extend or renew any Letters of Credit:

         9.1. Restrictions on Indebtedness. Such Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

                  (b) current liabilities of such Borrower or such Subsidiary incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                  (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of ss.8.8;

                  (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which such Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                   (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                   (f) obligations under Capitalized Leases not exceeding $12,000,000 in aggregate amount at any time outstanding;

                  (g) Indebtedness incurred after the date hereof in connection with the acquisition of any real or personal property by such Borrower or such Subsidiary, provided that the aggregate principal amount of such Indebtedness of the Borrowers and their Subsidiaries shall not exceed the aggregate amount of $3,000,000 at any one time;

                   (h) Indebtedness existing on the date hereof and listed and described on Schedule 9.1 hereto;

                  (i) Indebtedness of a Subsidiary of any Borrower existing on the Closing Date to such Borrower, so long as such Subsidiary is a Borrower hereunder or prior to the date of the incurrence or existence of such Indebtedness such Subsidiary becomes a guarantor of all the Obligations hereunder on terms and conditions satisfactory to the Agent;

                   (j) Indebtedness of a Borrower to any other Borrower or to a Guarantor or of a Guarantor to another Guarantor; and

                   (k) unsecured Indebtedness of the Company or any of its Subsidiaries not otherwise provided for in this ss.9.1;

provided, however, notwithstanding the foregoing provisions of ss.9.1, the total principal amount of all Indebtedness outstanding under clauses (f), (g), (h) and

(k) of this ss.9.1 shall not at any time exceed in the aggregate $15,000,000 at any one time outstanding.

         9.2. Restrictions on Liens. Such Borrower will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that such Borrower and its Subsidiary may create or incur or suffer to be created or incurred or to exist:

                  (i) liens in favor of such Borrower on all or part of the assets of Subsidiaries of such Borrower securing Indebtedness owing by Subsidiaries of such Borrower to such Borrower;

                  (ii) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

                  (iii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                   (iv) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by ss.9.1(d);

                  (v) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

                  (vi) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which such Borrower or a Subsidiary of such Borrower is a party, and other minor liens or encumbrances none of which in the opinion of such Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of such Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of such Borrower individually or of the Borrowers and their Subsidiaries on a consolidated basis;

                   (vii) liens existing on the date hereof and listed on
          Schedule 9.2 hereto;

                  (viii) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by ss.9.1(g), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

                  (ix) liens on office equipment of the Company or any of its Subsidiaries existing on the Closing Date but not set forth on Schedule
         9.2 provided such liens do not secure Indebtedness in excess of $25,000 in the aggregate; and

                   (x) liens in respect of Capitalized Leases permitted pursuant to ss.9.1(f).

         9.3. Restrictions on Investments. Such Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                   (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by such Borrower;

                  (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000 or banks organized under the laws any OECD country and having total assets in excess of $10,000,000,000;

                  (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 2" if rated by Moody's Investors Services, Inc., and not less than "A 2" if rated by Standard and Poor's;

                   (d) Investments existing on the date hereof and listed on
          Schedule 9.3 hereto;

                   (e) Investments with respect to Indebtedness permitted by ss.9.1(j) so long as such entities remain Subsidiaries of such Borrower;

                  (f) Investments consisting of the guaranty arrangements provided for in ss.6 hereof or Investments by any Borrower in Subsidiaries of such Borrower either existing on the Closing Date or made subsequent to the Closing Date so long as such Subsidiary is a Borrower or prior to the date of such Investment such Subsidiary becomes a guarantor hereunder on terms and conditions, and pursuant to an agreement, in form and substance satisfactory to the Agent;

                   (g) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by ss.9.5.2;

                  (h) money market mutual funds provided (i) each such fund in which such Borrower or its Subsidiaries makes an Investment has assets of not less than $50,000,000; and (ii) the proportional Investment in each such fund by such Borrower or such Subsidiary does not exceed one percent (1%) of the aggregate amount of all Investments in such fund; and

                  (i)  Investments made by the Agent on behalf of such Borrower.

         9.4. Distributions. Such Borrower will not make any Distributions; provided, however, so long as no Default or Event of Default has occurred and is continuing or would exist as a result thereof, (a) any Subsidiary of the Company shall be permitted to make Distributions to its parent or the Company, and (b) the Company shall be permitted to make Distributions in respect of stock repurchases up to an aggregate amount in any fiscal year of ten percent (10%) of the Company's Consolidated Tangible Net Worth for the previous fiscal year.

         9.5.  Merger, Consolidation and Disposition of Assets.
               ------------------------------------------------

                  9.5.1. Mergers and Acquisitions. The Company will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition other than (a) the acquisition of assets in the ordinary course of business consistent with past practices; (b) the merger or consolidation of one or more of the Subsidiaries of any Borrower with and into such Borrower, or the merger or consolidation of two (2) or more Subsidiaries of any Borrower (so long as the Subsidiary which does not survive such a merger or consolidation is not a Borrower); and (c) the acquisition by the Company of assets of Persons in the same or similar line of business so long as (i) the Company has provided the Agent with three (3) Business Days prior written notice of such acquisition, which notice shall include a reasonably detailed description of such acquisition; (ii) no Default or Event of Default has occurred and is continuing or would exist as a result of such proposed acquisition; (iii) the business to be acquired would not subject the Agent or the Banks to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Credit Agreement or any other Loan Document; (iv) the Company has demonstrated to the satisfaction of the Agent pro forma compliance with its covenants contained in ss.10 both prior to and immediately after giving effect to each such acquisition; (vi) the aggregate purchase price for all acquisitions (exclusive of consideration evidenced by the capital stock of any Borrower) in any one twelve month period does not exceed ten percent (10%) of the Company's Consolidated Tangible Net Worth as of the most recent fiscal quarter then ended.

                  9.5.2. Disposition of Assets. The Company will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (a) the disposition of assets in the ordinary course of business, consistent with past practices; and (b) other sales of assets not otherwise provided for herein, provided, (i) no Default or Event of Default has occurred and is continuing at the time of such sale; (ii) the fair market value of all assets sold in any fiscal year does not exceed, in the aggregate, $2,000,000; and (iii) the Person selling such asset receives 100% of the purchase price in cash; (iv) the purchase price received by such Person is not less than the fair market value of the property being sold.

         9.6. Sale and Leaseback. Such Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby such Borrower or any of its Subsidiaries shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that such Borrower or any Subsidiary of such Borrower intends to use for substantially the same purpose as the property being sold or transferred.

         9.7. Compliance with Environmental Laws. Such Borrower will not, and will not permit any of its Subsidiaries to, (a) use any of its Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of its Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of its Real Estate, (d) conduct any activity at its Real Estate or use its Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into its Real Estate or (e) otherwise conduct any activity at its Real Estate or use its Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

                   9.8. Employee Benefit Plans. Neither such Borrower nor any ERISA Affiliate will

                  (a) engage in any "prohibited transaction" within the meaning of ss.406 of ERISA or ss.4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

                  (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in ss.302 of ERISA, whether or not such deficiency is or may be waived; or

                  (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of such Borrower or any of its Subsidiaries pursuant to ss.302(f) or ss.4068 of ERISA; or

                  (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of ss.4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

         9.9. Fiscal Year. Neither such Borrower nor any of its Subsidiaries will change the date of the end of its respective fiscal years from that set forth in ss.7.20 hereof.

         9.10. Negative Pledges. Neither such Borrower nor any of its Subsidiaries will enter into any agreement (excluding this Credit Agreement and the Loan Documents) prohibiting the creation or assumption of any lien upon its properties, revenues or assets or those of any of its Subsidiaries, whether now owned or hereafter acquired other than agreements with Persons prohibiting any such lien on assets in which such Person has a prior security interest which is permitted by ss.9.2.

         9.11. Transaction with Affiliates. Such Borrower will not, nor will it permit any of its Subsidiaries to enter into, or cause, suffer or permit to exist (a) any arrangement or contract with any of its other Affiliates of a nature customarily entered into by Persons which are Affiliates of each other (including management and similar contracts or arrangements relating to the allocation of revenues, taxes and expenses or otherwise) requiring any payments to be made by such Borrower or any of its Subsidiaries to any Affiliate unless such arrangement is fair and equitable to such Borrower or such Subsidiary; or
(b) any other transaction, arrangement, contract with any of their other Affiliates which would not be entered into by a prudent Person in the position of such Borrower or such Subsidiary with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates.

         9.12. Upstream Limitations. Such Borrower will not, nor will it permit any of its Subsidiaries to, enter into any agreement, contact or arrangement (other than the Credit Agreement and the other Loan Documents) restricting the ability of any Subsidiary to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of whatsoever nature or to make transfers or distributions of all or any part of its assets to such Borrower to any Subsidiary of such Subsidiary.

         9.13. Inconsistent Agreements. Such Borrower will not nor will it permit any of its Subsidiaries to enter into any agreement containing any provision which would be violated or breached by the performance by such Borrower or such Subsidiary of its obligations hereunder or under any of the Loan Documents.

                     10. FINANCIAL COVENANTS OF THE COMPANY.
                         -----------------------------------

         The Company covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

         10.1. Leverage Ratio. The Company will not permit the Leverage Ratio to be greater than 2.00:1.00 for any fiscal quarter.

         10.2. Profitable Operations. The Company will not permit Consolidated Net Income and Consolidated Recurring Operating Income for any fiscal quarter to be less than $1.00.

         10.3. Capital Expenditures. The Company will not make, or permit any of its Subsidiaries to make, Capital Expenditures (other than any Capital Expenditures pertaining to the fit-out of the Westford, Massachusetts facility) in any fiscal year that exceed, in the aggregate, $10,000,000 for such fiscal year.

         10.4. Debt Service. The Company will not, during any fiscal quarter, permit the ratio of (a) EBITDA for the period of four (4) consecutive fiscal quarters (treated as a single accounting period) ending on such date to (b) Consolidated Total Interest Expense for such fiscal quarter, to be less than 4.00:1.00.

         10.5. Current Ratio. The Company will not permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.20:1.00 at any time.

                     11. CLOSING CONDITIONS.
                         -------------------

         The obligations of the Banks to make the initial Revolving Credit Loans and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to Closing Date:

         11.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. The Agent shall have received a fully executed copy of each such document.

         11.2. Certified Copies of Charter Documents. Each of the Banks shall have received from each of the Borrowers a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of
(a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

         11.3. Corporate Action. All corporate action necessary for the valid execution, delivery and performance by each of the Borrowers of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

         11.4. Incumbency Certificate. The Agent shall have received from each of the Borrowers an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each Borrower, each of the Loan Documents to which such Borrower is or is to become a party; (b) to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (iii) to give notices and to take other action on its behalf under the Loan Documents.

         11.5. UCC Search Results. The Agent shall have received the results of UCC searches with respect to the Borrowers, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

         11.6. Certificates of Insurance. The Agent shall have received (s) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Credit Agreement and (b) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

         11.7. Borrowing Base Report. The Agent shall have received from the Company the initial Borrowing Base Report dated as of the Closing Date.

         11.8. Accounts Receivable Aging Report. The Agent shall have received from the Company the most recent Accounts Receivable aging report of the Company and its Subsidiaries dated as of a date which shall be no more than forty-five
(45) days prior to the Closing Date and the Company shall have notified the Agent in writing on the Closing Date of any material deviation from the Accounts Receivable values reflected in such Accounts Receivable aging report and shall have provided the Agent with such supplementary documentation as the Agent may reasonably request.

         11.9. Solvency Certificate. The Agent shall have received an officer's certificate of the Company dated as of the Closing Date as to the solvency of the Company and its Subsidiaries following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Banks.

         11.10. Opinion of Counsel. Each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from Nutter, McClennen & Fish, LLP, counsel to the Borrowers.

         11.11. Payment of Fees. The Company shall have paid to the Banks or the Agent, as appropriate, the closing fee pursuant to the Fee Letter.

                        12. CONDITIONS TO ALL BORROWINGS.
                            -----------------------------

         The obligations of the Banks to make any Revolving Credit Loan, and of the Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         12.1. Representations True; No Event of Default. Each of the representations and warranties of any of the Borrowers contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Revolving Credit Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

         12.2. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Revolving Credit Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit.

         12.3. Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         12.4. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

         12.5. Borrowing Base Report. The Agent shall have received the most recent Borrowing Base Report required to be delivered to the Agent in accordance with ss.8.4(f) and, if requested by the Agent, a Borrowing Base Report dated within five (5) days of the Drawdown Date of such Revolving Credit Loan or of the date of issuance, extension or renewal of such Letter of Credit.

                    13. EVENTS OF DEFAULT; ACCELERATION; ETC.
                        -------------------------------------

         13.1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                  (a) any of the Borrowers shall fail to pay any principal of the Revolving Credit Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) any of the Borrowers shall fail to pay any interest on the Revolving Credit Loans, the commitment fee, any Letter of Credit Fee, the Agent's fee, or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (c) any of the Borrowers shall fail to comply with any of its covenants contained in ss.ss.6, 8.1, 8.2, 8.4, 8.5.1., 8.5.3, 8.5.4,
         8.7, 8.9, 8.12, 8.14, 9 or 10;

                  (d) any Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this ss.13.1) for fifteen (15) days after written notice of such failure has been given to the Company by the Agent;

                  (e) any representation or warranty of any Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                  (f) any Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation in excess of $1,000,000 for borrowed money or credit received or in respect of any Capitalized Leases, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                  (g) any Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any Borrower or any of its Subsidiaries or of any substantial part of the assets of any Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to any Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any Borrower or any of its Subsidiaries and any Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

                  (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Borrower or any Subsidiary of such Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                  (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against any Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against such Borrower or any of its Subsidiaries exceeds in the aggregate $1,000,000;

                  (j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (k) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of any Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                  (l) any Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

                  (m) there shall occur any material damage to, or loss, theft or destruction of, any of the property of any Borrower or its Subsidiaries, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Borrower or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on the business or financial condition of such Borrower or such Subsidiary;

                  (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of such Borrower or such Subsidiary;

                  (n) any Borrower or any of its Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought or threatened against such Borrower or any of its Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of such Borrower or such Subsidiary included in the Borrowing Base or any assets of such Borrower or such Subsidiary not included in the Borrowing Base but having a fair market value in excess of $1,000,000;

                  (p) the Company shall at any time, legally or beneficially own less than one hundred percent (100%) of the capital stock of the other Borrowers, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of each such other Borrower; or

                  (q) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said
         Act) of twenty percent (20%) or more of the outstanding shares of common stock of the Company; or, during any period of twelve (12) consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Revolving Credit Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each of the Borrowers; provided that in the event of any Event of Default specified in ss.ss.13.1(g) or 13.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

         13.2. Termination of Commitments. If any one or more of the Events of Default specified in ss.13.1(g) or ss.13.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Revolving Credit Loans to the Borrowers and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date or other date for issuing, extending or renewing any Letter of Credit the conditions precedent to the making of the Revolving Credit Loans to be made on such Drawdown Date or (as the case may be) to issuing, extending or renewing such Letter of Credit on such other date are not satisfied, the Agent may and, upon the request of the

Majority Banks, shall, by notice to the Company, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Revolving Credit Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrowers of any of the Obligations.

         13.3. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Revolving Credit Loans pursuant to ss.13.1, each Bank, if owed any amount with respect to the Revolving Credit Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Revolving Credit Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         13.4. Exchange Rate. If, for the purpose of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Credit Agreement in Dollars or in any other currency (hereinafter in this ss.13.4 called the "first currency") into any other currency (hereinafter in this ss.13.4 called the "second currency"), then the conversion shall be made at the Agent's spot rate of exchange for buying the first currency with the second currency prevailing at the Agent's close of business on the Business Day next preceding the day on which the judgment is given or (as the case may be) the order is made. Any payment made to the Agent or any Bank pursuant to this Credit Agreement in the second currency shall constitute a discharge of the obligations of the respective Borrower to pay to the Agent and the Banks any amount originally due to the Agent and the Banks in the first currency under this Credit Agreement only to the extent of the amount of the first currency which the Agent and each of the Banks is able, on the date of the receipt by it of such payment in any second currency, to purchase, in accordance with the Agent's and such Bank's normal banking procedures, the amount of such second currency so received. If the amount of the first currency falls short of the amount originally due to the Agent and the Banks in the first currency under this Credit Agreement, the Borrowers hereby agree that they will indemnify the Agent and each of the Banks against and save the Agent and each of the Banks harmless from any shortfall so arising.

This indemnity shall constitute an obligation of each such Borrower separate and independent from the other obligations contained in this Credit Agreement, shall give rise to a separate and independent cause of action and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due to the Agent or any Bank under this Credit Agreement or under any such judgment or order. Any such shortfall shall be deemed to constitute a loss suffered by the Agent and each such Bank, as the case may be, and the Borrowers shall not be entitled to require any proof or evidence of any actual loss. The covenant contained in this ss.13.4 shall survive the payment in full of all of the other obligations of the Borrowers under this Credit Agreement.

                                   14. SETOFF.
                                       -------

         Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to any Borrower and any securities or other property of any Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, which are due, now existing or hereafter arising, of any Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrowers to such Bank, other than Indebtedness evidenced by the Revolving Credit Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Revolving Credit Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from any Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Revolving Credit Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Revolving Credit Note or Revolving Credit Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Revolving Credit Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Revolving Credit Notes held by it or Reimbursement obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                 15. THE AGENT.
                                     ----------

         15.1.  Authorization.
                --------------

                  (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

                  (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

                  (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

         15.2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

         15.3. No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         15.4. No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Revolving Credit Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Revolving Credit Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrowers or any of their Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes or to inspect any of the properties, books or records of the Borrowers or any of their Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or any holder of any of the Revolving Credit Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrowers or any of their Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

         15.5.  Payments.
                ---------

                  15.5.1. Payments to Agent. A payment by any Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

                  15.5.2. Distribution by Agent. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Revolving Credit Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  15.5.3. Delinquent Banks. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (a) to make available to the Agent its pro rata share of any Revolving Credit Loan or to purchase any Letter of Credit Participation or (b) to comply with the provisions of ss.14 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Revolving Credit Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         15.6. Holders of Revolving Credit Notes. The Agent may deem and treat the payee of any Revolving Credit Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         15.7. Indemnity. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrowers as required by ss.16), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Revolving Credit Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

         15.8. Agent as Bank. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Revolving Credit Loans made by it, and as the holder of any of the Revolving Credit Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

         15.9. Resignation. The Agent may resign at any time by giving sixty
(60) days prior written notice thereof to the Banks and the Company. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         15.10. Notification of Defaults and Events of Default. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this ss.15.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

                                  16. EXPENSES.
                                      ---------

         The Borrowers agree to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, (d) the fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal charges, (e) all reasonable out-of-pocket expenses

(including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrowers or any of their Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrowers or any of their Subsidiaries and (f) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches. The covenants of this ss.16 shall survive payment or satisfaction of all other Obligations.

                              17. INDEMNIFICATION.
                                  ----------------

         Each of the Borrowers agrees to indemnify and hold harmless the Agent and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrowers or any of their Subsidiaries of the proceeds of any of the Revolving Credit Loans or Letters of Credit, (b) the Borrowers or any of their Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (c) with respect to the Borrowers and their Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding, except any of the foregoing which result solely from the gross negligence or willful misconduct of the indemnified party. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this ss.17 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this ss.17 shall survive payment or satisfaction in full of all other Obligations.

                         18. SURVIVAL OF COVENANTS, ETC.
                             ---------------------------

         All covenants, agreements, representations and warranties made herein, in the Revolving Credit Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of any of the Borrowers or any of their Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Revolving Credit Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Revolving Credit Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrowers or any of their Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers or such Subsidiary hereunder.

                        19. ASSIGNMENT AND PARTICIPATION.
                            -----------------------------

         19.1. Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Revolving Credit Loans at the time owing to it, the Revolving Credit Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (a) each of the Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Company shall have given its prior written consent to such assignment, which consent, in the case of the Company, will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (c) each assignment shall be in an amount that is a whole multiple of $2,500,000 and (d) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit E hereto (an "Assignment and Acceptance"), together with any Revolving Credit Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five
(5) Business Days after the execution thereof, (a) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (b) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in ss.19.3, be released from its obligations under this Credit Agreement.

         19.2. Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

                  (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

                  (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                  (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in ss.7.4 and ss.8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

                   (e) such assignee represents and warrants that it is an Eligible Assignee;

                  (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                  (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

                   (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

                  (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

         19.3. Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Company and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $5,000.

         19.4. New Revolving Credit Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Revolving Credit Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrowers and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for each surrendered Revolving Credit Note, a new Revolving Credit Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Revolving Credit Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Revolving Credit Notes shall provide that they are replacements for the surrendered Revolving Credit Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Revolving Credit Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Revolving Credit Notes. Within five (5) days of issuance of any new Revolving Credit Notes pursuant to this ss.19.4, the Borrowers shall deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Revolving Credit Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Revolving Credit Notes shall be cancelled and returned to the Borrowers.

         19.5. Participations. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $1,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrowers and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Revolving Credit Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

         19.6. Disclosure. The Borrowers agree that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement only to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

         19.7. Assignee or Participant Affiliated with the Borrower. If any assignee Bank is an Affiliate of any Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to ss.13.1 or ss.13.2, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Revolving Credit Loans. If any Bank sells a participating interest in any of the Revolving Credit Loans or Reimbursement Obligations to a participant, and such participant is any Borrower or an Affiliate of any Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to ss.13.1 or ss.13.2 to the extent that such participation is beneficially owned by any Borrower or any Affiliate of any Borrower, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

         19.8. Miscellaneous Assignment Provisions. Any assigning Bank shall retain its rights to be indemnified pursuant to ss.16 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If the Reference Bank transfers all of its interest, rights and obligations under this Credit Agreement, the Agent shall, in consultation with the Company and with the consent of the Company and the Majority Banks, appoint another Bank to act as a Reference Bank hereunder. Anything contained in this ss.19 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Revolving Credit Notes) to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

         19.9. Assignment by Borrower. The Borrowers shall not assign or transfer any of their rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                                20. NOTICES, ETC.
                                    -------------

         Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Revolving Credit Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                  (a) if to the Borrowers, at 300 Baker Avenue, Concord, Massachusetts 01742-2174, Attention: Walter A. Shephard, Treasurer, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

                  (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Daniel G. Head, Jr., Vice President, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

                  (c) if to any Bank, at such Bank's address set forth on
         Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(b) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               21. GOVERNING LAW.
                                   --------------

         THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWERS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN ss.20. EACH OF THE BORROWERS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                  22. HEADINGS.
                                      ---------

         The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                23. COUNTERPARTS.
                                    -------------

         This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           24. ENTIRE AGREEMENT, ETC.
                               ----------------------

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.26.

                            25. WAIVER OF JURY TRIAL.
                                ---------------------

         Each of the Borrowers hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Revolving Credit Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, each of the Borrowers hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                     26. CONSENTS, AMENDMENTS, WAIVERS, ETC.
                         -----------------------------------

         Any consent or approval required or permitted by this Credit Agreement to be given by all of the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Revolving Credit Notes (other than interest accruing pursuant to ss.5.9.2 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), the term of the Revolving Credit Notes, the amount of the Commitments of the Banks, and the amount of commitment fee or Letter of Credit Fees hereunder may not be changed without the written consent of the Borrowers and the written consent of each Bank affected thereby; the definition of Majority Banks may not be amended without the written consent of all of the Banks; and the amount of the Agent's Fee or any Letter of Credit Fees payable for the Agent's account and ss.15 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

                                27. SEVERABILITY.
                                    -------------

         The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

                         28. TRANSITIONAL ARRANGEMENTS.
                             --------------------------

         28.1. Original Credit Agreement Superseded. This Credit Agreement shall on the Closing Date amend and restate the Original Credit Agreement in its entirety, except as provided in this ss.28. On the Closing Date, the rights and obligations of the parties evidenced by the Original Credit Agreement shall be evidenced by the Credit Agreement and the other Loan Documents, the "Revolving Credit Loans" as defined in the Original Credit Agreement shall be converted to Revolving Credit Loans as defined herein and all outstanding letters of credit issued by the Agent for the account of the Company prior to the Closing Date shall, for purposes of this Credit Agreement, be Letters of Credit for the account of the Company.

         28.2. Return and Cancellation of Notes. In exchange for the Revolving Credit Notes delivered hereunder, on the Closing Date the Banks will return to the Company, marked "Substituted" or "Cancelled" as the case may be, any notes of the Company held by the Banks pursuant to the Original Credit Agreement.

         28.3. Interest and Fees Under Superseded Agreement. All interest and fees and expenses, if any, owing or accruing under or in respect of the Original Credit Agreement through the Closing Date shall be calculated as of the Closing Date (prorated in the case of any fractional periods), and shall be paid in accordance with the method, and on the dates, specified in the Original Credit Agreement, as if the Original Credit Agreement were still in effect. Commencing on the Closing Date, the commitment fee shall be payable by the Company to the Agent for the account of the Banks in accordance with ss.2.2 hereof.

         IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Revolving Credit Agreement as a sealed instrument as of the date first set forth above.

                                      GENRAD, INC.



                                      By: /s/ Walter A. Shephard
                                         ---------------------------------------
                                          Name:
                                          Title: Treasurer

                                      GENRAD EUROPE LIMITED



                                      By: /s/ Walter A. Shephard
                                         ---------------------------------------
                                          Name:
                                          Title: Treasurer

                                      GENRAD LIMITED



                                      By: /s/ Walter A. Shephard
                                         ---------------------------------------
                                          Name:
                                          Title: Treasurer

                                      BANKBOSTON, N.A., individually
                                      and as Agent



                                      By: /s/ Daniel G. Head, Jr.
                                         ---------------------------------------
                                          Daniel G. Head, Jr., Vice President


                                      BANKBOSTON, N.A., acting through
                                      its London branch, as Overdraft Bank



                                      By: /s/ Priscilla Bushway
                                         ---------------------------------------
                                          Title: Head, Multinational Banking

                                                                      SCHEDULE 1


                   Banks; Commitments; Commitment Percentages


--------------------------------------------------------------------------------
                                                        Commitment Percentage
                                Revolving Credit         of Revolving Credit
      Banks                      Loan Commitment                 Loans
--------------------------------------------------------------------------------
BankBoston, N.A.
100 Federal Street
Boston, MA 02110                   $25,000,000                   100%
--------------------------------------------------------------------------------

                               Schedule 7.3 Leases

                                      1997
                      Ending Principal Balances for March

                           Short Term     Long Term

Flash                       $115,359       $ 95,772        $  211,131
Sensomatic                  $ 26,533       $  6,941        $   33,474
Express Test Services       $ 62,246       $ 51,820        $  114,066
Altatron                    $ 29,898       $      0        $   29,898
The SMT Centre Inc          $129,570       $103,509        $  233,079
ATI                         $ 81,346       $128,438        $  209,784
Aspen Test                  $  3,902       $      0        $    3,902
Design Circuit              $ 50,479       $ 77,402        $  127,881
Comtel, Inc.                $112,428       $205,210        $  317,638
Columbus Software           $ 77,811       $ 98,118        $  175,929
Excelsior Mfg.              $ 55,694       $201,176        $  256,870
Genesis Mfg.                $166,816       $      0        $  166,816
Total                       $912,082       $968,386        $1,880,468

                             Schedule 7.7 Litigation

1. Re: Colosi Land Purchase

 Issue: Revolves around GenRad buying land which was polluted in the early 1980's next to its Bolton facility.

 Strategy: Since 1988, GenRad has paid the real estate tax on the property, but the owner (Colosi) has wanted to sell the land to GenRad ever since GenRad asked him to change their agreement, due to GenRad selling the Bolton facility. The decision was made to pursue this avenue, and therefore eliminate a potential future lawsuit. GenRad has offered $575,000 to purchase the property. We have a handshake agreement in place. The finalization of the paperwork is expected within the next few weeks.

2. Re: Firmview Associates Limited/William Duncan

 Issue: GenRad Limited is a defendant to a claim made by Firmview Associates Limited ("Firmview"). The claim is for breach of a Contract for Services between Firmview and GenRad Limited and claims damages for wrongful termination of 150,523.21 pounds sterling, plus interest and unspecified sums in respect of payment that would have been made under GenRad Inc's incentive compensation plan and which may total an additional 87,609.60 pounds sterling. If the foregoing claim is successful Duncan may bring suit against GenRad regarding the termination of the stock options.

 Merits  of Case: GenRad has a strong case, as the foundation of
                  Firmview/Duncan's claim is that GenRad wrongfully terminated his employment. GenRad can show by clear evidence that the termination was justified due to lack of performance and that the options were not exercisable because the Contract for Services was terminated for cause.

                  Note: GenRad has proposed a 50,000 (British Pounds) Settlement which has been rejected by Duncan.

 Strategy: GenRad Limited is defending the claim on the grounds that the Contract for Services was terminated as a result of breach of the Contract for Services by Firmview/Duncan.

3. Re: B. Brown

 Issue: R. Brown has filed a sexual harassment case against GenRad. No damages are specified in the claim.

 Strategy: GenRad proceeded to gather facts about the claim and filed an answer with the MCAD. This is somewhat difficult as a good number of the people "with knowledge" are no longer with the Company. Our Counsel (Ms. Fabbo at Skoler, Abbott and Presser) attended a Hearing with the MCAD on 4/1/96 and interviewed a number of GenRad (present and former) individuals which were named by Brown as having known of these incidents. GenRad will await a ruling from the MCAD.

                            Schedule 7.10 Tax Status




                                      None

                   Schedule 7.14 Transactions with Affiliates




                                      None.

                       Schedule 7.17 Environmental Matters

     A portion of the Borrower's Bolton premises was the subject of closure activities associated with a former interim status Resource Conservation Recovery Act treatment facility, as summarized in the attached letter from GZA Geoenvironmental, Inc., the environmental engineering firm that conducted the closure activities and has been monitoring post-closure activities (the "GZA Letter").

     The closure and post-closure activities described in the GZA Letter were undertaken pursuant to a Consent Order entered into on September 29, 1989 by and between the Borrower and the Massachusetts Department of Environmental Protection. In addition, the Borrower entered into a Trust Fund Agreement pursuant to 310 CMR 30.906 to guarantee thirty years of post-closure monitoring.

     In connection with the matters described in the GZA Letter, the Borrower entered into an agreement dated September 9, 1988 with an adjacent landowner, Anthony L. Colosi (the "Colosi Agreement"), pursuant to which Mr. Colosi agreed to indemnify, release and hold the Borrower harmless for losses, damages, costs and expenses arising from the presence of any substance in, on or under Mr. Colosi's property due to the Borrower's activities at its Bolton facility. In exchange, the Borrower agreed to reimburse Mr. Colosi for real estate taxes owed by him from 1985 until the date on which the groundwater under Mr. Colosi's property achieves certain standards described in the Colosi Agreement.

     In January of 1995, the Borrower sold its Bolton facility to Future Electronics; however, it retained title to approximately 10 acres of the contaminated property and continues today with its post-closure activities. The Borrower recently began negotiating with Mr. Colosi to purchase the 20 acres of his land that was contaminated.

                          Schedule 7.18(a) Subsidiaries


                                     Active
                                     ------

     GenRad Holdings Limited (England)

     GenRad Europe Limited

     GenRad SA (France)

     GenRad Limited

     Mitron Corporation


                                     Dormant
                                     -------

     GenRad Securities Corporation

     GenRad Designs, Inc.

     Cirrus Computer, Inc.

     GenRad Limited (Canada)

     GenRad GmbH (Germany)

     GenRad BV.

                         Schedule 7.18(b) Joint Ventures


                                      None.

                            Schedule 9.1 Indebtedness

GenRad, Inc.
Breakout of Debt
For Period Ending: 3/29/97

                                  Concord        TTA        Mitron      Total
                                 ---------     -------      ------    ----------
Current
----------------------------
Current Debt--TTA acquisition       500,000                              500,000
Other Debt                              --          --       2,748        2,748
                                 ---------     -------       -----    ----------
                                   500,000          --       2,748      502,748
                                 =========     =======       =====    =========
LT DEBT
----------------------------
Long-Term--TTA acquisition       1,000,000                            1,000,000
Other Debt                              --     124,989          --      124,989
                                 ---------     -------       -----    ----------
                                 1,000,000     124,989          --    1,124,989
                                 =========     =======       =====    ==========
Grand total current and LT       1,500,000     124,989       2,748    1,627,737
                                 =========     =======       =====    ==========

                               Schedule 9.2 Liens

                        See UCC-11's on file with Bank.

                            Schedule 9.3 Investments
                                  As of 3/29/97


Escrow Accounts

  Fleet Bank--Westford                                           $2,357,322
  State Street--Tufts Health                                     $   75,000
  Boston Safe & Deposit--Bolton                                  $  300,000
                                                                 ----------
                                                                 $2,732,322

Cash Investments

  BankBoston--Loan Participation                                 $1,900,000

       Total                                                     $4,632,322
                                                                 ==========
